AGREEMENT OF PURCHASE AND SALE OF ASSETS

                                  BY AND AMONG

                           MONTEREY HOMES CORPORATION,

                              STERLING COMMUNITIES,

                               S.H. CAPITAL, INC.,

                      STERLING FINANCIAL INVESTMENTS, INC.,

                                  STEVE HAFENER

                                       AND

                                  W. LEON PYLE



                               DATED JUNE 15, 1998
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                    AGREEMENT OF PURCHASE AND SALE OF ASSETS

ARTICLE 1
         DEFINITIONS.........................................................4
                  1.1      DEFINITIONS.......................................4

ARTICLE 2
         PURCHASE AND SALE OF ASSETS........................................11
                  2.1      ASSETS TO BE PURCHASED...........................11
                  2.2      ASSETS NOT BEING TRANSFERRED.....................15
                  2.3      LIABILITIES......................................15
                  2.4      PURCHASE PRICE...................................18
                  2.5      METHOD OF PAYMENT................................21
                  2.6      ALLOCATION OF PURCHASE PRICE.....................22
                  2.7      RISK OF LOSS.....................................22
ARTICLE 3
         REPRESENTATIONS AND WARRANTIES OF BUYER............................22
                  3.1      ORGANIZATION AND QUALIFICATION...................22
                  3.2      AUTHORITY RELATIVE TO THIS AGREEMENT.............22
                  3.3      LEGAL CAPACITY AND AUTHORITY.....................22
                  3.4      NO CONFLICTS.....................................23
                  3.5      NO CONSENTS......................................23
                  3.6      SEC DOCUMENTS....................................23
                  3.7      NO MATERIAL ADVERSE CHANGES......................23
ARTICLE 4
         REPRESENTATIONS AND WARRANTIES
         OF SELLER, PARTNERS, AND SHAREHOLDERS..............................24
                  4.1      ORGANIZATION AND QUALIFICATION...................24
                  4.2      AUTHORITY RELATIVE TO THIS AGREEMENT.............24
                  4.3      LEGAL CAPACITY AND AUTHORITY OF SELLER,
                              PARTNERS, AND SHAREHOLDERS....................24
                  4.4      NO CONFLICTS.....................................25
                  4.5      NO CONSENTS......................................25
                  4.6      CAPITALIZATION...................................25
                  4.7      OWNERSHIP INTERESTS..............................25
                  4.8      FINANCIAL STATEMENTS.............................25
                  4.9      ABSENCE OF UNDISCLOSED LIABILITIES...............26
                  4.10     NO MATERIAL ADVERSE CHANGES......................26
                  4.11     ABSENCE OF CERTAIN DEVELOPMENTS..................26
                  4.12     PERMITTED LIENS..................................27
                  4.13     LEGAL DESCRIPTIONS OF REAL PROPERTY..............28
                  4.14     COMPLETED PROJECTS...............................28
                  4.15     OWNED PROJECTS...................................28
                  4.18     ACQUIRED CONTRACTS...............................36

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                  4.19     WARRANTIES.......................................38
                  4.20     ENVIRONMENTAL MATTERS............................38
                  4.21     TAX MATTERS......................................40
                  4.22     RESTRICTIONS ON BUSINESS ACTIVITIES..............41
                  4.23     INTELLECTUAL PROPERTY............................41
                  4.24     LITIGATION.......................................41
                  4.25     EMPLOYEES........................................42
                  4.26     EMPLOYEE BENEFIT PLANS...........................42
                  4.27     LABOR MATTERS....................................43
                  4.28     INSURANCE........................................43
                  4.29     AFFILIATE TRANSACTIONS...........................44
                  4.30     COMPLIANCE WITH LAWS.............................44
                  4.31     PERMITS..........................................44
                  4.32     PARTNERSHIP RECORDS; MINUTE BOOKS................45
                  4.33     DISCLOSURE.......................................45

ARTICLE 5
         CONDUCT OF SELLERS, PARTNERS, AND SHAREHOLDERS
         PENDING THE CLOSING................................................45
                  5.1      CONDUCT OF BUSINESS PENDING THE CLOSING..........45
                  5.2      BUSINESS RELATIONSHIPS...........................47
                  5.3      TAX ON PRIOR SALES...............................47
                  5.4      NOTIFICATION OF CERTAIN MATTERS..................47
                  5.5      TRANSFER OF PERMITS..............................47
ARTICLE 6
         ADDITIONAL AGREEMENTS..............................................48
                  6.1      EMPLOYMENT.......................................48
                  6.2      BREAK-UP FEE.....................................48
                  6.3      NO NEGOTIATIONS..................................48
                  6.4      PUBLIC ANNOUNCEMENTS.............................48
                  6.5      CONFIDENTIALITY..................................49
                  6.6      BOOKS AND RECORDS................................49
                  6.7      ADDITIONAL AGREEMENTS............................49
                  6.8      NON-COMPETE......................................50
                  6.9      RIGHT TO ENTER AND INSPECT.......................50
                  6.10     ENVIRONMENTAL REVIEW.............................50
                  6.11     TITLE MATTERS....................................51
                  6.12     TAX ELECTIONS....................................52
                  6.13     L&R ALLOCATION...................................53
                  6.14     WARRANTY SERVICE.................................53
                  6.15     FORMATION OF STERLING COMMUNITIES CORPORATION....53
                  6.16     NEW PROJECTS.....................................53
                  6.17     WELLS FARGO PARTICIPATING LOANS..................55
                  6.18     PARTNERSHIP AGREEMENTS...........................55

                                       ii

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ARTICLE 7
         CONDITIONS..........................................................56
                  7.1      CONDITIONS TO OBLIGATION OF SELLER,
                              PARTNERS AND SHAREHOLDERS......................56
                  7.2      CONDITIONS TO OBLIGATION OF BUYER.................58
 ARTICLE 8
         THE CLOSING.........................................................60
                  8.1      CLOSING...........................................60
                  8.2      RISK OF LOSS......................................60
                  8.3      SELLER' OBLIGATIONS...............................60
                  8.4      BUYER'S OBLIGATIONS...............................62
                  8.5      TRANSFER FEES, TITLE COSTS, AND CLOSING COSTS
                           AND OTHER FEES; PRORATIONS........................63
 ARTICLE 9
         INDEMNITIES.........................................................64
                  9.1      SURVIVAL OF REPRESENTATIONS AND WARRANTIES........64
                  9.2      NATURE OF STATEMENTS..............................64
                  9.3      INDEMNIFICATION OF PARTIES........................64
                  9.4      ARBITRATION.......................................64
ARTICLE 10
         TERMINATION/REMEDIES................................................65
                  10.1     TERMINATION.......................................65
                  10.2     EFFECT OF TERMINATION.............................65
                  10.3     SELLER' REMEDIES..................................66
                  10.4     BUYER'S REMEDIES..................................66
 ARTICLE 11
         GENERAL PROVISIONS..................................................67
                  11.1     NOTICES...........................................67
                  11.2     COUNTERPARTS......................................68
                  11.3     GOVERNING LAW.....................................68
                  11.4     ASSIGNMENT........................................68
                  11.5     GENDER AND NUMBER.................................68
                  11.6     SCHEDULES AND EXHIBITS............................68
                  11.7     WAIVER OF PROVISIONS..............................68
                  11.8     COSTS.............................................68
                  11.9     AMENDMENT.........................................68
                  11.10    SEVERABILITY......................................69
                  11.11    EXTENT OF OBLIGATIONS.............................69
                  11.12    BINDING EFFECT....................................69
                  11.13    CONSTRUCTION......................................69
                  11.14    TIME PERIODS......................................69
                  11.15    HEADINGS..........................................69
                  11.16    ENTIRE AGREEMENT..................................69

                    AGREEMENT OF PURCHASE AND SALE OF ASSETS

         This AGREEMENT OF PURCHASE AND SALE OF ASSETS (the "AGREEMENT") is made as of June 15, 1998, by and among MONTEREY HOMES CORPORATION, a Maryland corporation ("BUYER"); STERLING COMMUNITIES, a California general partnership ("STERLING OR SELLER"); S.H. CAPITAL, INC., a California corporation ("SH"); STERLING FINANCIAL INVESTMENTS, INC., a California corporation ("SFI"); (collectively SH and SFI shall be referred to as "Partners"); STEVE HAFENER, a married man ("HAFENER"); and W. LEON PYLE, a married man ("PYLE").

                                    RECITALS

         A. Seller operates a home building business in the State of California.

         B. SH and SFI are the general partners in Sterling.

         C. Hafener and Pyle are the sole shareholders in SH and SFI, respectively.

         D. Upon the terms and subject to the conditions set forth herein, Seller desires to sell to Buyer and Buyer desires to purchase from Seller and to place in NC company (hereinafter defined), selected assets of Seller, including, but not limited to, Seller's general partnership interest in STERLING COMMUNITIES-LIVERMORE VENTURE, a California limited partnership ("LIVERMORE") and STERLING COMMUNITIES-ROHNERT VENTURE, a California limited partnership ("ROHNERT"), which currently own active residential real estate developments known as Sterling Reserve and Sterling Village, respectively.

         NOW, THEREFORE, in consideration of the covenants and mutual agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in reliance upon the representations and warranties contained herein, the parties agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

         1.1 DEFINITIONS. The following terms shall have the meanings set forth below where used in this Agreement and identified with initial capital letters.

         "ABOVEGROUND STORAGE TANK" shall have the meaning ascribed to such term in Sections 6901, et seq., as amended, of RCRA, or any applicable state or local statute, law, ordinance, code, rule, regulation, order ruling, or decree governing Aboveground Storage Tanks.

         "ACCOUNTING  ARBITRATOR"  shall have the  meaning  set forth in Section
2.4.

         "ACQUIRED ASSETS" shall have the meaning set forth in Section 2.1.

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         "ACQUIRED  CONTRACTS"  shall mean  collectively  the Sterling  Acquired
Contracts and the L&R Acquired Contracts.

         "ADJUSTED GAAP" shall mean GAAP with the exception that marketing and advertising expenses, model/sales office maintenance, portions of project overhead, and G&A ("Management Fees") shall be capitalized and amortized as cost of sales.

         "ASSET VALUE" shall mean, with respect to any Acquired Asset excluding the Net Book Value-L&R, the Book Value of such asset, all as set forth on the Sterling Closing Balance Sheet.

         "ASSUMED LIABILITIES" shall have the meaning set forth in Section 2.3.

         "AUTHORIZED  EXCEPTIONS"  shall have the  meaning  set forth in Section
6.11.

         "BONDS" shall  have the meaning set forth in Section 4.26.

         "BOOK VALUE" shall mean, with respect to any asset, the book value of such asset determined in accordance with Adjusted GAAP.

         "BUYER FINANCIALS" shall have the meaning set forth in Section 3.5.

         "BREAK-UP FEE" shall have the meaning set forth in Section 6.2.

         "BUSINESS"  shall  mean  Seller's  residential   homebuilding  business
related to the Acquired Assets.

         "CLOSING" shall have the meaning set forth in Section 8.1.

         "CLOSING  BALANCE  SHEET"  shall have the  meaning set forth in Section
2.4.
         "CLOSING DATE" shall have the meaning set forth in Section 8.1.

         "CODE" shall mean the Internal Revenue Code of 1986, as amended.

         "COMPLETED  PROJECTS"  shall  have the  meaning  set  forth in  Section
2.2(c).

         "CONTRACT ASSIGNMENTS" shall have the meaning set forth in Section 8.3.

         "CONSULTANT" shall have the meaning set forth in Section 6.10.

         "CURRENT  FINANCIAL  STATEMENTS"  shall have the  meaning  set forth in
Section 4.8

         "DEVELOPMENT ENTITLEMENTS" shall have the meaning set forth in Section 4.29.

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
         "DISCHARGE" shall mean any manner of spilling, leaking, dumping, discharging, releasing, or emitting, as any of such terms may further be defined in any Environmental Law, into any medium including, without limitation, ground water, surface water, soil, or air.

         "EARN-OUT PAYMENT" shall have the meaning set forth in Section 2.4.

         "EARN-OUT PERIOD" shall have the meaning set forth in Section 2.4.

         "ENVIRONMENTAL ASSESSMENTS" shall have the meaning set forth in Section 6.10.

         "ENVIRONMENTAL LAW" shall mean all federal, state, regional, or local statutes, laws, rules, regulations, codes, ordinances, orders, plans, injunctions, decrees, rulings, or judicial or administrative interpretations thereof, or similar laws of foreign jurisdictions where Seller conducts business, whether currently in existence or hereafter enacted or promulgated, any of which govern (or purport to govern) or relate to pollution, protection of the environment, public health and safety, air emissions, water discharges, hazardous or toxic substances, solid or hazardous waste, or occupational health and safety, as any of these terms are or may be defined in such statutes, laws, rules, regulations, codes, ordinances, orders, plans, injunctions, decrees, rulings, or judicial or administrative interpretations thereof, including, without limitation: the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendment and Reauthorization Act of 1986, 42 U.S.C. Section 9601s, et seq. (collectively "CERCLA"); the Solid Waste Disposal Act, as amended by the Resource Conversation and Recovery Act of 1976 and subsequent Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. Sections 6901, et seq. (collectively "RCRA"); the Hazardous Materials
Transportation Act, as amended, 49 U.S.C. Sections 1801, et seq.; the Clean Water Act, as amended, 33 U.S.C. Section 1311, et seq.; the Clean Air Act, as amended, 42 U.S.C. Section 7401-7642; the Toxic Substances Control Act, as amended, 15 U.S.C. Sections 2601, et seq.; the Federal Insecticide, Fungicide, and Rodenticide Act as amended, 7 U.S.C. Section 136-136y ("FIFRA"); the Emergency Planning and Community Right-to-Know Act of 1986 as amended, 42 U.S.C. Sections 11001, et seq. (Title III of SARA) ("EPCRA"); and the Occupational Safety and Health Act of 1970, as amended, 29 U.S.C.
Sections 651, et seq. ("OSHA").

         "ERISA" shall mean Title IV of the Employee Retirement Income Security Act of 1974, as amended.

         "EXCLUDED ASSETS" shall have the meaning set forth in Section 2.2.

         "EXCLUDED LIABILITIES" shall have the meaning set forth in Section 2.3(b).

         "FINAL BALANCE SHEET" shall have the meaning set forth in Section 2.4.

         "FINANCIAL STATEMENTS" shall have the meaning set forth in Section 4.8.

         "GAAP"   shall   mean   generally   accepted   accounting   principles,
consistently applied.

         "HAFENER  EMPLOYMENT  AGREEMENT"  shall have the  meaning  set forth in
Section 6.1.
                                        6
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         "HANDLE"  shall mean any manner of generating,  accumulating,  storing,
treating,   disposing  of,  transporting,   transferring,   labeling,  handling,
manufacturing, or using, as any of such terms may further be defined in any Environmental Law, of any Hazardous Substances or Waste.

         "HAZARDOUS SUBSTANCES" shall be construed broadly to include any toxic or hazardous substance, material, or waste, and any other contaminant, pollutant, or constituent thereof, whether liquid, solid, semi-solid, sludge, and/or gaseous, including without limitation, chemicals, compounds, by-products, pesticides, asbestos containing materials, petroleum or petroleum products, and polychlorinated biphenyls, the presence of which requires investigation or remediation under any Environmental Laws or which are or become regulated, listed, or controlled by, under, or pursuant to any Environmental Laws, including, without limitation, RCRA, CERCLA, the Hazardous Materials Transportation Act, the Toxic Substances Control Act, the Clean Air Act, the Clean Water Act, FIFRA, EPCRA, and OSHA, or any similar state statute, or any future amendments to, or regulations implementing such statutes, laws, ordinances, codes, rules, regulations, orders, rulings, or decrees, or which has been or shall be determined or interpreted at any time by any Governmental Authority to be a hazardous or toxic substance regulated under any other statute, law, regulation, order, code, rule, order, or decree.

         "HSR ACT" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         "INDEMNIFICATION AGREEMENT" shall have the meaning set forth in Section 2.4.
         "INSIDERS" shall have the meaning set forth in Section 4.27.

         "INTELLECTUAL   PROPERTY"   shall   collectively   mean  the   Sterling
Intellectual Property and the L&R Intellectual Property.

         "KNOWLEDGE" with respect to New Projects and Other Projects shall mean actual knowledge based upon any investigation or inquiry actually conducted, including inquiry of employees and officers who have within their job responsibilities the duty to monitor the matters at issue.

         "KNOWLEDGE" with respect to Owned Projects and any other matters herein (except New Projects and Other Projects), shall mean knowledge after reasonable investigation, including inquiry of employees and officers who have within their job responsibilities the duty to monitor the matters at issue.

         "LAND USE  ENTITLEMENTS"  shall have the  meaning  set forth in Section
4.29.

         "L&R" shall collectively mean Livermore and Rohnert.

         "L&R  ACQUIRED  CONTRACTS"  shall have the meaning set forth in Section
2.1.
         "L&R INTELLECTUAL PROPERTY" shall have the meaning set forth in Section 2.1.
         "L&R PARTNERSHIP CONTRACTS" shall have the meaning set forth in Section 2.1.
                                        7
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         "L&R REAL PROPERTY" shall have the meaning set forth in Section 2.1.

         "LEASE ASSIGNMENTS" shall have the meaning set forth in Section 8.3.

         "LIVERMORE  CLOSING  BALANCE SHEET" shall have the meaning set forth in
Section 2.4.

         "LIVERMORE  PARTNERSHIP  AGREEMENT" shall have the meaning set forth in
Section 2.1.

         "NC COMPANY" shall mean the to be formed northern California, direct or indirect, wholly owned subsidiary of Buyer, which shall conduct all operations of the Business, hold all of the Acquired Assets, and be Buyer's sole real estate operating affiliate in Northern California, including, but not limited to the interest of Sterling as general partner in L&R, the New Projects (when and if acquired) and the Other Projects (when and if acquired), plus the Early Purchase Property. Unless otherwise agreed in writing executed by Buyer and Seller at or prior to Closing, Sterling Communities Corporation, a California corporation (referred to in Section 6.16 below) shall become NC Company from and after the Closing.

         "NET BOOK VALUE - L&R" shall mean the Book Value of Sterling's general partnership interest in each of Livermore and Rohnert as set forth on the Livermore Closing Balance Sheet or the Rohnert Closing Balance Sheet, as the case may be.

         "NEW PROJECTS" shall mean the real estate development projects related to those certain land purchase contracts entered into by Seller, including the Whitney Oaks Lot Purchase and Sale Agreement, dated October 10, 1997, concerning Units 11 and 14 of the Whitney Oaks Project, between Seller, as buyer, and Cal-Stanford Oaks LLC, as seller, and the Purchase and Sale Agreement and Escrow Instructions, dated February 27, 1998, between Seller, as buyer, and Wildhorse Group LLC, as seller concerning the Wildhorse Project.

         "NORTHERN CALIFORNIA" shall have the meaning set forth in Section 6.19.

         "NOTICES" shall have the meaning set forth in Section 4.18.

         "OFFICE LEASE" shall mean Seller's current office space lease for the property located at 1655 N. Main Street, Walnut Creek, California.

         "OTHER PROJECTS" shall mean the Foothills Project, the Lawrence Estate (Tracy) Project, the Boncore (Tracy) Project, the Antioch Project, and the Sonoma Projects.

         "OWNED PROJECTS" shall mean (a) the 59-unit Livermore development project known as "Sterling Reserve" and (b) the 68-unit Rohnert development project known as "Sterling Village."

         "PARTNERS" shall mean SH and SFI, and each of them, jointly and severally.

         "PERMITS" shall have the meaning set forth in Section 4.29.

         "PERMITTED LIENS" shall have the meaning set forth in Section 4.12.

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
         "PERMITTED MATERIALS" shall mean (a) reasonable amounts of gasoline, and oil or other vehicle lubricants stored in the vehicles and equipment used on the Real Property, (b) reasonable amounts of fertilizers, herbicides and/or pesticides, and ordinary, everyday painting and cleaning supplies, used only in the ordinary course of completing and maintaining the buildings, landscaping and improvements on the Real Property, and (c) standard building components and materials which are properly and lawfully installed in or incorporated into the improvements and may lawfully remain therein in accordance with applicable laws, taking into account the nature, purpose and intended use and occupancy thereof; provided that in all cases all such components, materials, substances and other items referred to in clauses (d) through (e), above, are stored, transported, used, installed, incorporated and disposed of, in accordance with all applicable laws.

         "PERSON" shall mean any natural person, corporation, general or limited partnership, limited liability company, trust, sole proprietorship, or other entity, organization or association of any kind.

         "PRELIMINARY REPORTS" shall have the meaning set forth in Section 6.11.

         "PRE-TAX INCOME" shall mean the net income of the NC Company (without reducing net income by corporate overhead charges or amortization of goodwill but including the reduction of net income allocable to the limited partners of each of Livermore and Rohnert) before income taxes, determined in accordance with GAAP (which is exclusive of the charges in (a) through (c) below), further reduced by Construction Interest, Acquisition and Development Interest, and Accrued Equity Interest computed in accordance with (a) through (c) below, capitalized and amortized to cost of sales in accordance with GAAP. Construction Interest, Acquisition and Development Interest, and Accrued Equity Interest are computed as follows:

                  (a) "Accrued Construction Interest" is computed by multiplying the per annum rate of 10% or the Prime Rate plus one percentage point, whichever is greater, by Construction Liabilities during a particular Earn-Out Period; provided, however, that to the extent such Construction Liabilities are financed through non-recourse seller carry debt, the actual accrual rate of such non-recourse Seller carry financing shall govern. "Construction Liabilities" shall mean hard and soft construction costs of assets, including the lot on which any home construction has commenced multiplied by 100%;

                  (b) "Accrued Acquisition and Development Interest" is computed by multiplying the per annum rate of 12%, or the Prime Rate plus three percentage points, whichever is greater by Acquisition and Development Liabilities during a particular Earn-Out Period; provided, however, that to the extent such Acquisition and Development Liabilities are financed through non-recourse seller carry debt, the actual accrual rate of such non-recourse Seller carry financing shall govern. . "Acquisition and Development Liabilities" shall mean land, hard and soft costs of construction of infrastructure and other subdivision improvements multiplied by 60%; and

                  (c) "Accrued Equity Interest" is computed by multiplying the per annum rate of 15%, or the Prime Rate plus six percentage points, whichever is greater, by the amount by which all assets exceed the liabilities of the NC Company (including Construction Liabilities and Acquisition and Development Liabilities) during a particular Earn-Out Period.

         "PRIME RATE" shall mean the rate as published in the Wall Street Journal. The Prime Rate will change on each day that the announced prime rate changes. The prime rate is not necessarily the best or lowest rate offered by financial institutions.

         "PROCEEDING" shall mean claims, suits, actions, judgments, penalties, fines or administrative or judicial investigations or proceedings.

         "PROJECT FACT SHEET" shall have the meaning set forth in Section 4.17.

         "PROPERTY LEASES" shall have the meaning set forth in Section 4.16.

         "PURCHASE PRICE" shall have the meaning set forth in Section 2.4.

         "PYLE  NON-COMPETE  AGREEMENT"  shall  have the  meaning  set  forth in
Section 6.8.

         "REMEDIATION  STANDARD"  shall  have the  meaning  set forth in Section
6.10.

         "ROHNERT  CLOSING  BALANCE  SHEET"  shall have the meaning set forth in
Section 2.4.

         "ROHNERT  PARTNERSHIP  AGREEMENT"  shall have the  meaning set forth in
Section 2.1.

         "SELLER" shall mean Sterling.

         "SHAREHOLDERS" shall mean Hafener and Pyle.

         "STERLING  ACQUIRED  CONTRACTS"  shall  have the  meaning  set forth in
Section 2.1.

         "STERLING  CLOSING  BALANCE  SHEET" shall have the meaning set forth in
Section 2.4.

         "STERLING  REAL  PROPERTY"  shall have the meaning set forth in Section
2.1.

         "TAXES" shall mean any and all federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code
Section 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, payroll, employment, recapture, disability, real property, personal property, sales, use, transfer, registration, value-added, alternative or add-on minimum, estimated, many other taxes, assessments, or government charges of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

         "TAX RETURNS" shall mean any return, declaration, report, claim to refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

         "TITLE COMPANY" shall have the meaning set forth in Section 6.11.

         "TITLE POLICY" shall have the meaning set forth in Section 6.11.

         "UNDERGROUND STORAGE TANK" shall have the meaning ascribed to such term in Section 6901 et seq., as amended, of RCRA, or any applicable state or local statute, law, ordinance, code, rule, regulation, order ruling, or decree governing Underground Storage Tanks.

         "WASTE" shall be construed broadly to include agricultural wastes, biomedical wastes, biological wastes, bulky wastes, construction and demolition debris, garbage, household wastes, industrial solid wastes, liquid wastes, recyclable materials, sludge, solid wastes, special wastes, used oils, white goods, and yard trash as those terms are defined under any applicable Environmental Laws.

         "WRI LIVERMORE" shall mean WRI Livermore Sterling Investors, L.P., a California limited partnership which is the sole limited partner of Livermore.

         "WRI ROHNERT" shall mean WRI Sterling Rohnert Park Investors, a California limited partnership which is the sole limited partner of Rohnert.

                                    ARTICLE 2
                           PURCHASE AND SALE OF ASSETS

         2.1 ASSETS TO BE PURCHASED. Upon the terms and subject to the conditions set forth herein, and in reliance on the respective representations and warranties of the parties, at the Closing, Seller agrees to sell to Buyer and Buyer agrees to purchase from Seller all right, title and interest of Seller in and to the following:

                  All of the assets of Seller as of the Closing Date, as disclosed by the Sterling Closing Balance Sheet and the Final Balance Sheets, other than Excluded Assets (the "ACQUIRED ASSETS").
The Acquired Assets shall include, without limitation, the following:

                  (a) Any real property owned by Seller, including (i) all land and buildings, fixtures, and improvements located thereon or attached thereto; (ii) all lots under development and finished lots, and all houses under development, completed homes, and model homes as of the Closing Date; and (iii) easements, franchises, licenses, permits, and rights-of-way appurtenant to or otherwise benefiting, and all development rights, mineral rights, water rights, utility capacity reservations, and other rights and appurtenances affecting or pertaining to, the items described in Clauses (i) and (ii) (collectively, the "STERLING REAL PROPERTY"). SCHEDULE 2.1(A) sets forth a listing and description of the Sterling Real Property;

                  (b) All of Seller's rights and benefits in, to and under (i) all leases, contracts, purchase escrow deposits, and option agreements, including, but not limited to those agreements relating to the New Projects and Other Projects, for the purchase by Seller of lots or land for development; (ii) all purchase and sale agreements, escrow instructions, escrow deposits, or other contracts with third parties relating to the sales of any portion of the Sterling Real Property;
         (iii) rights and benefits in all written and oral agreements, arrangements, contracts, commitments and leases, including all contracts with suppliers, materialmen, contractors, subcontractors and others furnishing any work or materials to or for any of the Sterling Real Property; (iv) all reimbursement and indemnity agreements pertaining to or of any improvement, performance, payment, maintenance, fidelity, lien release, or other bonds, undertakings or similar sureties with respect to any of the Other Projects, New Projects or Owned Projects and any development or construction thereof (and inclusive of any obligations of the Partners and/or Shareholders under or by virtue of any guaranties of such obligations); (v) all contracts with architects, designers, engineers, planners, environmental consultants, surveyors, and other consultants employed in connection with the Other Projects, New Projects or Owned Projects; (vi) all vendor, supplier and equipment lessor agreements concerning any supplies, services, equipment and furniture in premises utilized by Seller for office purposes; (vii) all commission, listing and brokerage agreements pertaining to any of the Sterling Real Property, the Owned Projects, the New Projects, and the Other Projects, and the acquisition of or sale thereof; (viii) the Office Lease; (ix) all software licensing and equipment rental agreements associated with computers or data processing; (x) all management service and construction supervisor contracts or agreements between Seller and any third party concerning that party's project, including, but not limited to the agreement (in draft form) between Seller and Hearthstone Advisors concerning the project known as Sterling Place; (xi) all model home furniture, fixtures and equipment leases and any model home lease or sale agreements pertaining to the Other Projects, New Projects or Owned Projects; and (xii) the partnership agreements of L&R, respectively, (collectively, the "STERLING ACQUIRED CONTRACTS").
         SCHEDULE  2.1(B)  sets  forth  a  listing  of  the  Sterling   Acquired
         Contracts;

                  (c) To the  extent  transferable,  all the right,  title,  and interest of Seller in all approvals, authorizations, certificates, consents, franchises, licenses, permits, rights, variances, dedications, subdivision maps, plans, entitlements, and waivers acquired or used in connection with Seller's Business, and all agreements with, and any waivers, licenses, permits, and approvals from or to any governmental or quasi-governmental agency, department, board, commission, bureau or any other entity or instrumentality, and other authorities in the nature thereof, a list and description of which is set forth on SCHEDULE 2.1(C);

                  (d) In addition to anything included in subparagraph (b) above, all equipment, furniture, furnishings, inventory, machinery, software, supplies, tools, vehicles, and other personal property owned or leased by Seller, as listed and described on SCHEDULE 2.1(D);

                  (e) To the extent transferrable, all rights and benefits of Seller in (i) all architectural, building, and engineering designs, drawings, specifications, and plans; (ii) all processes, know-how, technical data, and other trade secrets; all other proprietary information or rights of Seller including any and all plans, names and other project related information of prior and currently active real estate projects of Seller; (iii) all sales forms and promotional and advertising materials; (iv) all copyrights, patents, trademarks, and applications, registrations, and renewals with respect thereto; (v) the names "Sterling Homes" and "Sterling Communities," and all variations of or derivations from such name and any and all logos used in connection therewith (collectively, the "STERLING INTELLECTUAL PROPERTY"); and (vi) all goodwill associated therewith.

                  (f) All of Sterling's prepaid expenses, a list and description of which is set forth on SCHEDULE 2.1(F);

                  (g) All rights and benefits of Seller under any manufacturer's, subcontractor's, supplier's, merchant's, repairmen's, or other third-party warranties, guarantees, and service or replacement programs relating to any Acquired Asset or the Business;

                  (h) All of the books, instruments, papers, and records of whatever nature and wherever located that relate to the Seller's Business of Sterling, whether in written form or another storage medium, including without limitation (i) accounting and financial records; (ii) property records and reports; (iii) customer, subcontractor, and supplier lists; (iv) environmental records and reports; (v) personnel and labor relations records; and (vi) property, sales, or transfer tax records and returns; PROVIDED, HOWEVER, that such books, instruments, papers, and records shall exclude any documents relating exclusively to the Excluded Assets;

                  (i) Seller's general partnership interest in (i) Livermore pursuant to the Livermore limited partnership agreement ( the "LIVERMORE PARTNERSHIP AGREEMENT") and (ii) Rohnert pursuant to
         Rohnert's limited partnership agreement (the "ROHNERT PARTNERSHIP AGREEMENT") which includes Seller's interest as a general partner in all of the assets of Livermore and Rohnert as of the Closing Date, as disclosed by the Livermore and Rohnert Closing Balance Sheets and the Final Balance Sheets, respectively, other than Excluded Assets (collectively, the "L&R PARTNERSHIP INTERESTS"). The L&R Partnership Interests include, without limitation, the interest of Seller, if any, as general partner of L&R, in and to the following:

                           (i)  All  real  property  owned  or  leased  by  L&R,
                  including (A) all land and buildings, fixtures, and improvements located thereon or attached thereto; (B) all lots under development and finished lots, and all houses under development, completed homes, and model homes as of the Closing Date; and (C) easements, franchises, licenses, permits, and rights-of-way appurtenant to or otherwise benefiting, and all development rights, mineral rights, water rights, utility capacity reservations, and other rights and appurtenances affecting or pertaining to, the items described in Clauses (A) and (B) (collectively, the "L&R REAL PROPERTY"). SCHEDULE 2.1(I)(I) sets forth a listing and description of the L&R Real Property, subject to further closing of home sales in the ordinary course of L&R's business;

                           (ii) All of L&R's:  (A) rights and benefits under all
                  contracts, purchase escrow deposits, and option agreements for the purchase by each of Livermore and Rohnert of lots or land for development, a list and description which is set forth on
                  SCHEDULE 2.1(I)(II)(A); (B) right, title, and interest in all purchase and sale agreements, escrow instructions, escrow deposits, or other contracts with third parties relating to the sale of any portion of the Real Property; and (C) rights and benefits in all other written and oral agreements, arrangements,  contracts,  commitments  and leases  listed and described on SCHEDULE 2.1(I)(II)(C) hereto, commitments, contracts, leases that each of Livermore and Rohnert enters, including all contracts with suppliers, materialmen, contractors, subcontractors and others furnishing any work or materials to or for any of the L&R Real Property; (D) all reimbursement and indemnity agreements pertaining to or of any improvement, performance, payment, maintenance, fidelity, lien release, or other bonds, undertakings or similar sureties with respect to any of the Owned Projects and any developments or construction thereof (and inclusive of any obligations of the Partners and/or Shareholders under or by virtue of any guaranties of such obligations); (E) all contracts with architects, designers, engineers, planners, environmental consultants, surveyors, and other consultants employed in connection with the L&R Real Property, and any development or construction thereof; (F) all vendor, supplier and equipment lessor agreements concerning any supplies, services, equipment and furniture in premises utilized by Seller for office purposes; (G) all commission, listing and brokerage agreements pertaining to any of the L&R Real Property, and the acquisition or sale thereof; (H) all software licensing and equipment rental agreements associated with computers or data processing; (I) all management, service, and construction supervision contracts or agreements between L&R and any third party concerning that party's project; and (J) all model home furniture, fixture and equipment leases and any model home lease or sale agreements pertaining to the L&R Real Property (collectively, the "L&R ACQUIRED CONTRACTS");

                           (iii) To the  extent  transferrable,  all  rights and
                  benefits of each of Livermore and Rohnert in (A) all architectural, building, and engineering designs, drawings, specifications, and plans; (B) all processes, know-how, technical data, and other trade secrets; (C) all sales forms and promotional and advertising materials; and (D) all copyrights, patents, trademarks, and applications, registrations, and renewals with respect thereto; (E) all other proprietary information or rights of each of Livermore and Rohnert (collectively, the "L&R INTELLECTUAL PROPERTY"); and (F) all goodwill associated therewith.

                           (iv) All equipment, furniture, furnishings, inventory, machinery, software, supplies, tools, vehicles, and other personal property owned or leased by each of Livermore and Rohnert, as listed and described on SCHEDULE 2.1(I)(IV);

                           (v)  To  the  extent  transferable,  the  rights  and
                  benefits of each of Livermore and Rohnert in all approvals, authorizations, certificates, consents, franchises, licenses, permits, rights, variances, dedications, subdivision maps, plans, entitlements, and waivers acquired or used in connection with the business of each of Livermore and Rohnert, and all agreements with, and any waivers, licenses, permits, and approvals from or to any governmental or quasi-governmental agency, department, board, commission, bureau or any other entity or instrumentality and other authorities in the nature thereof, a list and description of which is set forth on SCHEDULE 2.1(I)(V);

                           (vi) All of the prepaid expenses of each of Livermore
                  and Rohnert,  a list and  description of which is set forth on
                  SCHEDULE 2.1(I)(VI);

                           (vii) All rights and  benefits  of each of  Livermore
                  and Rohnert under any manufacturer's, subcontractor's, supplier's, merchant's, repairmen's, or other third-party warranties, guarantees, and service or replacement programs relating to any L&R asset or the business of each of Livermore and Sterling; and

                           (viii) All of the  books,  instruments,  papers,  and
                  records of whatever nature and wherever located that relate to the business of each of Livermore and Rohnert, whether in written form or another storage medium, including without limitation (A) accounting and financial records; (B) property records and reports; (C) customer, subcontractor, and supplier lists; (D) environmental records and reports; (E) personnel and labor relations records; and (F) property, sales, or transfer tax records and returns.

         2.2 ASSETS NOT BEING TRANSFERRED. Seller shall retain and Buyer shall not purchase the following ("EXCLUDED ASSETS"):

                  (a) All of Seller's right, title and interest under or related to this Agreement, including, without limitation, the consideration delivered to Seller pursuant to this Agreement;

                  (b) The minute books, ownership record books and information, seals, and other documents and things relating to organizational matters and the existence of Sterling as a general partnership, the Partners, respectively, as corporations and the income tax returns of Partners and Seller;

                  (c) Any assets of Seller relating to Seller's interest or the interest of any of the Partners or Shareholders, directly or indirectly, or of Sterling Homes, a general partnership consisting of Daystar Homes, a California corporation, and Sterling Home Designs, a California corporation, or any other investor in or to the residential real estate developments known as Sterling Creek, Sterling Heights, Sterling Springs, Sterling Creek II, Sterling Ridge Venture, L.P., Somerset, Sterling Brook, Sterling Springs Parkside Development and Sterling Estates, Sterling Oaks ("COMPLETED PROJECTS");

                  (d) Any cash, cash equivalents, accounts receivable and notes receivable of Seller; and

                  (e) Any interest in the Hafener Revocable Trust and the Pyle-DeForest Trust or in any assets owned by either the Hafener Revocable Trust or the Pyle-DeForest Trust.

         2.3 LIABILITIES.

                  (a) ASSUMED LIABILITIES. Upon the terms and subject to the terms of this Agreement, at the Closing, Buyer shall assume from and after the Closing Date, and perform and pay when due, the following liabilities of Seller and none others (the "ASSUMED LIABILITIES"), Buyer agreeing that Buyer shall discharge the Assumed Liabilities in accordance with their terms:

                        (i) The obligations of Seller, Partners and Shareholders
                  under the Acquired Contracts as of the Closing Date;

                        (ii) All liabilities or obligations of Seller  reflected
                  on the Sterling Closing Balance Sheet (but not including (A) intercompany payables other than payables owing between Sterling and L&R, and (B) loan obligations to the Partners or Shareholders).

                        (iii) All  contingent  claims and  liabilities of Seller
                  which arise out of or pertain to any residential units of Seller and L&R which close escrow after the Closing Date, whether fixed or contingent, known or unknown, matured or unmatured, executory or non-executory, whether such liability arises out of occurrences prior to or after the Closing, including (A) any and all alleged or proven product liability, construction defect, contract claims or liabilities (but not including environmental liabilities), or liabilities or similar claims asserted by home purchasers or their successors, (B) any and all claims, liens and demands asserted by design professionals, engineers, contractors, subcontractors and materialmen involved in development or construction of the lot or home, (C) any known liabilities disclosed in Seller's Financial Statements prior to the Closing Date, if any, and (D) claims and demands pertaining to or arising out of the Acquired Assets not known to Seller and of which Seller has no notice or reason to know prior to the Closing and which are discovered or asserted after the Closing. Notwithstanding any other provisions of this Agreement to the contrary, Buyer will not assume any environmental liabilities on residential units which close escrow after the Closing which relate to site or land development or remediation obligations, whether known or unknown to Seller, under any Environmental Laws existing as of the Closing Date.

                  (b) EXCLUDED LIABILITIES. Notwithstanding any other provision of this Agreement, and except for the Assumed Liabilities specified in
         Section 2.3, Seller shall remain responsible for and Buyer shall not assume any liabilities or obligations, whether fixed or contingent, known or unknown, matured or unmatured, executory or non-executory, whether such liability or obligations arise out of occurrences prior to, at or after the date hereof, including without limitation the following (collectively, the "EXCLUDED LIABILITIES"):

                        (i) Liabilities (other than those arising under the Acquired Contracts) not reflected on the Financial Statements of Seller at the Closing Date whether fixed or contingent, known or unknown, matured or unmatured, executory or non-executory, whether such liability arises out of occurrences prior to or after the Closing;

                        (ii) All liabilities and obligations of Seller, Partners, and Shareholders under this Agreement or with respect to or arising out of the consummation of the transactions contemplated by this Agreement;

                           (iii) All  liabilities  and obligations of Seller for
                  Seller's, Partners', and Shareholders' fees and expenses and taxes incurred by Seller in connection with, relating to, or arising out of the consummation of the transactions contemplated by this Agreement, except as specifically contemplated herein;

                           (iv) All  liabilities  of  Seller  owed to  Partners,
                  Shareholders or any of their affiliates including, but not limited to, all liabilities of Seller to repay loans or advances owed to Partners, Shareholders or any affiliate of either, it being understood that the Asset Value of Seller used in calculating the Purchase Price will, among other things, include the assets represented by prepaid expenses and deposits in respect of the New Projects and Other Projects which have been loaned or advanced by the Shareholders, without deduction for such loans or advances as liabilities of Seller, and that any such loans or advances shall be repaid, if at all, from Seller's proceeds of the Purchase Price after Closing.

                           (v) (A) Any liabilities,  obligations or expenses for
                  Taxes (including property taxes for property of Seller closed prior to the Closing Date, but not including property taxes for property of Seller which has not closed prior to such
                  Date) of the Seller (regardless of when incurred) or of any other person (regardless of when incurred) under Treas. Reg. 1502-6 (or any similar provision of state, local, or foreign law) as a transferee or successor, by contract or otherwise;
                  (B) any liabilities or obligations or expenses of the Seller related to pending or threatened litigation against Seller or otherwise related to the business or Acquired Assets as of the Closing Date, including any liability on obligations arising out of occurrences prior to the Closing Date; (C) any liabilities, obligations, or expenses arising from or relating to or consisting of any lien, encumbrance or claim affecting the title to the Acquired Assets, other than Permitted Liens;
                  (D) any liabilities, obligations, or expenses under any land contracts arising or relating to the period prior to the Closing Date except for liabilities, obligations or expenses related to the Acquired Contracts; (E) any liabilities, obligations or expenses relating to any environmental matter or condition; and (F) any liability or obligation to or in respect of any employees or former employees of Seller, including without limitation (1) any employment agreement, whether or not written, between Seller and any person, (2) any liability under any employee plan at any time maintained, contributed to or required to be contributed to by or with respect to Seller or under which Seller may incur liability, or any contributions, benefits or liabilities therefor, or any liability with respect to Seller's withdrawal or partial withdrawal from or termination of any employee plan, or (3) any claim of an unfair labor practice, or any claim under any state unemployment compensation or worker's compensation law or regulation or under any federal or state employment discrimination law or regulation, which shall have been asserted on or prior to the Closing Date or is based on acts or omissions which occurred on or prior to the Closing Date.

                           Anything contained in this Agreement to the contrary notwithstanding, Seller shall remain responsible for and Buyer shall not assume the Excluded Liabilities which Excluded Liabilities shall at and after the Closing remain the exclusive responsibility of

         Seller, Partners, and Shareholders. Seller, Partners, and Shareholders shall discharge all Excluded Liabilities and, without limitation of the foregoing, if Seller or Partners shall liquidate, dissolve, or wind-up after the Closing, Seller or Partners shall pay, post security for, or otherwise make provision for all such liabilities to the reasonable satisfaction of Buyer.

         2.4 PURCHASE PRICE.

                  (a) AMOUNT OF PURCHASE PRICE. In addition to assuming the Assumed Liabilities, Buyer agrees to pay to Seller, subject to the terms and conditions of this Agreement, a purchase price (the "PURCHASE PRICE") equal to the sum of:

                           (i) An amount  equal to the lesser of (A)  $2,500,000
                  less a dollar for dollar adjustment for any general partner distributions made by Livermore and/or Rohnert from January 1, 1998 through the Closing Date or (B) the sum of the Net Book Value- L&R as of the Closing Date; plus

                           (ii) The Asset Value of each of the  Acquired  Assets
                  less any liabilities assumed in accordance with Adjusted GAAP by Buyer as set forth in the Closing Balance Sheet; plus

                           (iii)    $3,450,000; and

                           (iv) To the extent earned following the Closing Date,
                  the Earn-Out Payments.

                           With respect to payments pursuant to (i) and (ii) above, Buyer shall pay Seller ninety percent (90%) of such portion of the Purchase Price at Closing. With respect to payments pursuant to
         (iii) above Buyer shall pay one hundred percent (100%) of such portion of the Purchase Price at Closing. The remaining Purchase Price, but not including (iv) above, shall be due upon resolution of the Final Balance Sheets as set forth in Section 2.4(c)(ii).

                  (b) ADJUSTMENTS. Seller and Buyer acknowledge that the Purchase Price will be computed based on the Closing Balance Sheets which, pursuant to Section 2.4(c), will be as of a date prior to Closing. Accordingly, items (i) and (ii) in (a) above shall be subject to adjustment based on the Final Balance Sheets as provided in Sections 2.4(c)(ii).

                  (c) DETERMINATION OF NET ASSET VALUES-L&R AND NET BOOK VALUE-STERLING.

                           (i) A preliminary balance sheet for each of Sterling,
                  Livermore and Rohnert is attached hereto as SCHEDULE 2.4(C)(I) (the "PRELIMINARY BALANCE SHEET"). The Preliminary Balance Sheet of each Sterling, Livermore and Rohnert, each dated as of April 30, 1998, set forth the form of the Closing Balance Sheet. Buyer has no obligation to review and comment on the substance of the Preliminary Balance Sheet.

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
                  The parties agree that the receipt by Buyer of the Preliminary Balance Sheet shall not effect Buyer's rights regarding review and approval of the Final Balance Sheet.

                           (ii) For the purpose of making an initial determination of Asset Value and Net Book Value-L&R, Seller shall deliver to Buyer an estimated closing balance sheet for each of Sterling, Livermore, and Rohnert, five (5) business days prior to the Closing for each of Sterling, Livermore and Rohnert. The balance sheets shall be prepared in accordance with Adjusted GAAP and shall be subject to review and approval by Buyer. The estimated closing balance sheet for each of
                  Sterling, Livermore and Rohnert, as approved by Buyer, are referred to in this Agreement as the "STERLING CLOSING BALANCE SHEET", the "LIVERMORE CLOSING BALANCE SHEET", and the "ROHNERT CLOSING BALANCE SHEET" (collectively, the "CLOSING BALANCE SHEETS").

                           (iii) As soon as  practicable  but not later  than 15
                  days after Closing, Seller, at its expense, shall prepare a final balance sheet as of the Closing Date for each of Sterling, Livermore, and Rohnert (collectively, the "FINAL BALANCE SHEETS"). The Final Balance Sheets shall be prepared in accordance with Adjusted GAAP and shall be subject to review and approval by Buyer and its independent accountants. The Final Balance Sheets shall be provided to all parties and all parties shall have the right to inspect the work papers generated by Seller in preparation of the Final Balance Sheets. Once Buyer and Seller have approved the Final Balance Sheets, and in any event, not later than ten (10) business days after delivery of the Final Balance Sheet to Buyer, the Purchase Price shall be recomputed using the Final Balance Sheets, and the balance, if any, due to Seller shall be promptly paid and any difference in favor of Buyer in the recomputed Purchase Price and the amounts previously paid shall be reimbursed by Seller to Buyer within ten (10) days of final determination of the Purchase Price.

                           (iv) If Buyer and Seller  cannot agree on the Closing
                  Balance Sheets or the Final Balance Sheets, Buyer shall pay any undisputed balance, if any, within ten (10) days of receipt of notice from Seller that a dispute exists and such matter shall be resolved in the manner set forth in EXHIBIT A, provided, however, the arbitrator shall be Deloitte & Touche LLP (provided it is not then serving as auditor for Buyer or for either Seller, Partners, Shareholders or Hafener) or such other accounting firm of national repute (other than the firm currently serving as auditor for Buyer or the firm serving as auditor for either Seller, Partners, Shareholders, or Hafener) as may be mutually agreed upon by Buyer and Hafener (the "ACCOUNTING ARBITRATOR").

                           (v) To the  extent  the  Closing  and  Final  Balance
                  Sheets are not prepared in accordance with Adjusted GAAP the Purchase Price shall not be adjusted for any resulting difference of less than $50,000. If the resulting difference exceeds $50,000, the Purchase Price shall be adjusted for any amount exceeding $50,000.

                  (d) EARN-OUT PAYMENTS.

                           (i) The  Purchase  Price  includes  four (4) deferred
                  contingent payments (each an "EARN-OUT PAYMENT") for each of the four (4) consecutive Earn-Out Periods following the Closing. Each Earn-Out Payment shall be equal to 20% of the Pre-Tax Income for each Earn-Out Period. The parties understand and agree that the Earn-Out Payments shall not be calculated based on any performance projections which may have been provided by Seller to Buyer prior to Closing but shall be based on actual Pre-Tax Income of the NC Company. The first "EARN-OUT PERIOD" shall be the twelve month period beginning on the first day of the first month that commences following the Closing Date and ending on the anniversary thereof, with each subsequent Earn-Out Period being the next succeeding twelve month period that commences immediately following the prior Earn-Out Period.

                           (ii) As of the  Closing,  Seller  hereby  assigns all
                  rights to each Earn-Out Payment to SH, and directs Buyer to make each Earn-Out Payment directly to SH, or its assigns. Notwithstanding the foregoing, Seller and SH agree that each EarnOut Payment shall be subject to Buyer's rights of set-off under the Indemnification Agreement attached hereto as EXHIBIT B (the "INDEMNIFICATION AGREEMENT"), to be executed by the parties at Closing, that any adjusting payments that may be required between Seller and SH as a result of any such set-off shall be the sole responsibility of Seller and SH and that Buyer shall have no liability or obligation whatsoever with respect thereto. The set-off rights granted in this subsection
                  (ii) are in addition to any other right or remedy available to Buyer at law or equity as set forth in the Indemnification Agreement. Seller, Shareholders and Partners shall release and indemnify Buyer in respect of the foregoing assignment and any other allocation of the Purchase Price among the parties.

                           (iii)  Within 60 days after the end of each  Earn-Out
                  Period, Buyer shall deliver to SH, a reasonably detailed calculation notice of the Pre-Tax Income for such Period and the Earn-Out Payment due to SH. SH, shall notify Buyer within 15 days after the delivery of the calculation notice referenced above of any dispute relating to calculation of the Earn-Out Payment. Buyer shall, upon SH's request made within the same 15-day period, make available to SH, the books and records of NC Company, and any related work papers, related to computation of the Earn-Out Payment. If SH establishes a mistake in the calculation which Buyer does not dispute, the Earn-Out Payment shall be adjusted accordingly and the party in whose favor the mistake was made shall promptly pay the other party the amount due. If Buyer and SH, are unable to resolve any dispute regarding the calculation of an EarnOut Payment within 30 calendar days of SH's notice under this
                  Section 2.4, then the parties shall arbitrate the dispute in the manner provided in EXHIBIT A, except that the arbitrator shall be the Accounting Arbitrator. The arbitration award shall be final and binding on all parties, and judgment on the arbitration award may be enforced in any court having jurisdiction over the subject matter of the controversy. If the Accounting Arbitrator determines that Buyer underpaid an Earn-Out Payment by more than $50,000, Buyer shall pay the fees and expenses of the Accounting

                  Arbitrator and shall reimburse SH, for the cost of its accounting professionals in reviewing Buyer's calculation of the Earn-Out Payment and in participating in the arbitration procedure. If the Accounting Arbitrator determines that Buyer underpaid an Earn-Out Payment by less than $50,000 or overpaid an Earn-Out Payment by less than $50,000, Buyer and SH, shall each pay their cost of its own accounting professionals and shall bear equally the fees and expenses of the Accounting Arbitrator. If Buyer overpaid an Earn-Out Payment by more than $50,000, SH, shall pay the fees and expenses of the Accounting Arbitrator and shall reimburse Buyer for the cost of its accounting professionals in reviewing Buyer's calculation of the Earn-Out Payment and in participating in the arbitration procedure. Any reimbursement amount due under this Section shall be added to the arbitration award.

                           (iv) If Hafener is terminated  for "Cause" as defined
                  in Section 1(b)(i) and (ii) of the Hafener Employment Agreement in the form of EXHIBIT C attached hereto, Buyer's obligations for any and all remaining Earn-Out Payments, regardless of whom such Earn-Out Payments are being made to, shall thereupon terminate.

                           (v) If Hafener  terminates  his  employment  due to a
                  material breach by Buyer or NC Company of the Purchase Documents, Buyer shall remain obligated for any and all remaining Earn-Out Payments,.

                           (vi) If Hafener  terminates his employment  under the
                  Hafener Employment Agreement and there is no material breach of the Purchase Documents by Buyer or NC Company, then Buyer shall remain obligated for the Earn-Out Payments but adjusted as follows, regardless of whom such Earn-Out Payments are being made to: (a) If Hafener terminates his employment within twelve months of the Closing, Buyer's obligations for any and all Earn-Out Payment shall terminate; (b) If Hafener terminates his employment between thirteen and eighteen months following the Closing, Buyer's obligations for the remaining Earn-Out Payments (Payments two, three and four), shall terminate; (c) if Hafener terminates his employment between nineteen and twenty-four months following the Closing, Buyer shall remain obligated to pay Earn-Out Payments equal to 15% of the Pre-Tax Income for the second Earn-Out Period, 10% for the third Earn-Out Period, and 5% for the fourth Earn-Out Period; (d) if Hafener terminates his employment between twenty-five and thirty-six months following the Closing, Buyer shall remain obligated to pay Earn-Out Payments equal to 15% of the Pre-Tax Income for the third Earn-Out Period and 10% for the fourth Earn-Out Period; (e) if Hafener terminates his employment between thirty-seven and forty-eight months following the Closing, Buyer shall remain obligated to pay the fourth Earn-Out Payment equal to 15% of the Pre-Tax Income.

         2.5 METHOD OF PAYMENT. The Purchase Price shall be payable as follows:

                  (a)  At  Closing,  Buyer  shall  pay  to  Seller  the  amounts
         described  in  Sections   2.4(a)(i)  -  (iii),   by  wire  transfer  of
         immediately available funds to Seller.

                  (b)  Buyer  shall  make  the  payment  of  retention   amounts
         described in Sections 2.4(a)(i) and (ii) as provided in Section 2.4(b).

                  (c) Buyer shall make the Earn-Out Payments to SH, as provided in Section 2.4(d).

         2.6 ALLOCATION OF PURCHASE PRICE. The Purchase Price and the Assumed Liabilities shall be allocated among the Acquired Assets in accordance with
Section 197 and 1060 of the Code and the regulations thereunder. Such allocation, which shall allocate a portion of the $3,450,000 sum to the purchase of the goodwill of Seller, shall be reported by Buyer and Seller on Internal Revenue Service Form 8594, Asset Acquisition Statement, which will be filed with Buyer's and Seller' Federal income tax returns for the tax year that includes the Closing Date. Seller's goodwill allocation is set forth on SCHEDULE 2.6.

         2.7 RISK OF LOSS. All risk of loss with respect to the Acquired Assets and the business of Seller on or before the Closing Date shall remain the sole risk of Seller.
                                    ARTICLE 3
                     REPRESENTATIONS AND WARRANTIES OF BUYER

         As of the date hereof and as of the Closing Date, Buyer hereby represents and warrants to Seller, Partners and Shareholders, the following:

         3.1 ORGANIZATION AND QUALIFICATION. Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Maryland and has the requisite corporate power and authority to own and operate its properties and to carry on its business as now conducted in every jurisdiction where the failure to do so would have a material adverse effect on its business, properties, or ability to conduct the business currently conducted by it. As of the Closing Date, NC Company will be a corporation duly organized, validly existing, and in good standing under the laws of the State of California and will have the requisite corporate power and authority to own and operate its properties and to carry out business in every jurisdiction where the failure to do so would have a material adverse effect on the business, properties, or ability to conduct its business.

         3.2 AUTHORITY RELATIVE TO THIS AGREEMENT. Buyer has the requisite corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement by Buyer and the consummation by Buyer of the transactions contemplated hereby have been duly authorized by Buyer, and no other corporate proceedings on the part of Buyer are necessary to authorize this Agreement and such transactions. This Agreement has been duly executed and delivered by Buyer and constitutes a valid and binding obligation of Buyer, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, or other similar laws relating to the enforcement of creditors' rights generally and by general principles of equity.

         3.3 LEGAL CAPACITY AND AUTHORITY. Buyer and NC Company possess the legal capacity to execute and deliver each document to which it is a party, to perform its obligations thereunder, and to consummate the transactions contemplated thereby. Except as provided in Schedule 3.3, (a) neither Buyer nor NC Company is subject to or obligated under, any provision or any agreement, arrangement or understanding or any law, regulation, order, judgment or decree, which would be breached or violated or in respect of which a right to termination or acceleration would arise, or pursuant to which any encumbrance on any of their assets would be created by the execution, delivery, and performance of this Agreement and the consummation by Buyer and NC Company of the transactions contemplated hereby; and (b) no authorization, consent, or approval to, or filing with, any public body, court, or authority is necessary on the part of either Buyer or NC Company for the consummation by Buyer or NC Company of the transactions contemplated by this Agreement. With respect to each document to which Buyer and NC Company are a party, at the Closing, Buyer and NC Company will duly execute and deliver such documents which will be a valid, legal and binding obligation of Buyer and NC Company enforceable against Buyer and NC Company in accordance with its terms, as the case may be.

         3.4 NO CONFLICTS. Buyer is not subject to, or obligated under, any provision of (a) its certificate of incorporation or bylaws, (b) any material agreement, arrangement, or understanding (other than its lending arrangements),
(c) any material license, franchise, or permit, or (d) any law, regulation, order, judgment, or decree, which would be breached or violated, or in respect of which a right of termination or acceleration would arise, or pursuant to which any encumbrance on any of its or any of its subsidiaries' material assets would be created, by its execution, delivery, and performance of this Agreement and the consummation by it of the transactions contemplated hereby.

         3.5 NO CONSENTS. Except for such filings to be made pursuant to federal or state securities or other laws and regulations and except for consents to be obtained of Buyer's lenders and any permits as may be required to operate the Acquired Assets after the Closing, no authorization, consent, or approval of, or filing with, any public body, court, or authority is necessary on the part of Buyer for the consummation by Buyer of the transactions contemplated by this Agreement.

         3.6 SEC DOCUMENTS. Buyer has delivered to Seller true and correct copies of its Annual Report on Form 10-K for the fiscal year ended December 31, 1997, its Form 10-Q for the period ended March 31, 1998, and its Proxy Statement relating to its Annual Meeting of Shareholders scheduled for June 11, 1998, all as filed with the United States Securities and Exchange Commission ("SEC") (collectively, "SEC Documents"). The SEC Documents contain an audited balance sheet of Buyer as of December 31, 1997 and the related audited statements of income and cash flow for the year then ended and the audited balance sheet of the Buyer as of March 31, 1998 and the related audited statements of income and cash flow for the period then ended (the "BUYER FINANCIALS"). The Buyer Financials are correct in all material respects and have been prepared in accordance with GAAP applied on a basis consistent throughout the periods indicated and consistent with each other. The Buyer Financials present fairly the financial condition and operating results and cash flows of the Buyer as of the dates and during the periods indicated therein.

         3.7 NO MATERIAL ADVERSE CHANGES. Except as set forth in SCHEDULE 3.7 hereto, since the date of the Buyer Financials, there has not been any material adverse change in the assets, financial condition, or operating results, customer, employee, or supplier relations, business condition or prospects, or financing arrangements of Buyer.

                                    ARTICLE 4
                         REPRESENTATIONS AND WARRANTIES
                      OF SELLER, PARTNERS, AND SHAREHOLDERS

         As of the date hereof and as of the Closing Date, Seller and Partners hereby jointly and severally represent, warrant, and agree and Pyle and Hafener each severally represent, warrant, and agree as follows, to and for the benefit of Buyer:

         4.1      ORGANIZATION AND QUALIFICATION.

                  (a) Sterling is a general partnership duly organized, validly existing, and in good standing under the laws of the State of California and has the requisite partnership power and authority to own and operate its properties and to carry on its business as now conducted. Livermore and Rohnert are each limited partnerships duly organized, validly existing, and in good standing under the laws of the State of California, and each has the requisite partnership power and authority to own and operate their properties and to carry on their business as now conducted. Sterling, Livermore, and Rohnert have each delivered to Buyer complete and correct copies of their partnership certificate and partnership agreement, each as amended to the date hereof, and all recorded actions of such partnerships.

                  (b) Partners are corporations duly organized, validly existing, and in good standing under the laws of the State of California and have the requisite corporate power and authority to own and operate their properties and to carry on their business as now conducted. Partners have delivered to Buyer complete and correct copies of their articles of incorporation and bylaws, each as amended to the date hereof, and all recorded actions and minutes of the Shareholders and the board of directors of the Partners.

         4.2 AUTHORITY RELATIVE TO THIS AGREEMENT. Seller and Partners have the requisite partnership and corporate power and authority, respectively, to enter into this Agreement and to carry out their obligations hereunder. The execution and delivery of this Agreement by Seller and Partners and the consummation by Seller of the transactions contemplated hereby have been duly authorized by the Partners and the Shareholders, and no other partnership or corporate proceedings on the part of Seller or Partners is necessary to authorize this Agreement and such transactions. This Agreement has been duly executed and delivered by
Seller, Partners, and Shareholders and constitutes a valid and binding obligation of Seller, Partners, and Shareholders, respectively, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, or other similar laws relating to the enforcement of creditors' rights generally and by general principles of equity.

         4.3 LEGAL CAPACITY AND AUTHORITY OF SELLER, PARTNERS, AND SHAREHOLDERS. Seller, Partners, and Shareholders possess the legal capacity to execute and deliver each document to which it is a party, to perform its obligations thereunder, and to consummate the transactions contemplated thereby. With respect to each document to which Seller, Partners, or Shareholders are a party, at the Closing, Seller, Partners, or Shareholders will duly execute and deliver such documents which will be a valid, legal and binding obligation of Seller, Partners, and Shareholders enforceable against Seller, Partners, and Shareholders in accordance with its terms, as the case may be.

         4.4 NO CONFLICTS. Except as set forth in SCHEDULE 4.4, neither Seller, Partners nor Shareholders are subject to, or obligated under, any provision of
(a) either their certificate of partnership or partnership agreement, in the case of Seller, or articles of incorporation or bylaws, in the case of Partners,
(b) any agreement, arrangement, or understanding, (c) any license, franchise, or permit, or (d) any law, regulation, order, judgment, or decree, which would be breached or violated, or in respect of which a right of termination or acceleration would arise, or pursuant to which any encumbrance on any of its assets would be created, by its execution, delivery, and performance of this Agreement and the consummation by it of the transactions contemplated hereby.

         4.5 NO CONSENTS. Except as set forth in SCHEDULE 4.5, no authorization, consent, or approval of, or filing with, any public body, court, or authority or pursuant to any Acquired Contract is necessary on the part of Seller, Partners, and Shareholders for the consummation by Seller, Partners, and Shareholders of the transactions contemplated by this Agreement.

         4.6 CAPITALIZATION.

                  (a) All of the outstanding partnership interests of Sterling are owned free and clear by the Partners and there are no other interests in Sterling outstanding. There are no outstanding subscriptions, options, rights or other agreements or commitments, obligating Sterling or the Partners to issue or transfer any partnership interest in Sterling.

                  (b) All of the outstanding general partnership interests of Livermore and Rohnert are owned free and clear by Sterling and there are no other interests in either Livermore or Rohnert outstanding, except for the limited partnership interests held by WRI Livermore and WRI Rohnert, respectively. Except as set forth in the Livermore Partnership Agreement or in the Rohnert Partnership Agreement, there are no outstanding subscriptions, options, rights or other agreements or commitments, obligating Livermore and Rohnert or Sterling to issue or transfer any partnership interest in either Livermore or Rohnert.

                  (c) All of the issued and outstanding shares of capital stock of Partners are owned free and clear by the Shareholders and there are no other shares of capital stock of Partners outstanding. There are no outstanding subscriptions, options, rights, warrants, convertible securities, or other agreements or commitments obligating Partners to issue or to transfer from treasury any additional shares of its capital stock.

         4.7 OWNERSHIP INTERESTS. Except as disclosed in SCHEDULE 4.7, Seller, Partners and Shareholders do not own, any stock, partnership interest, joint venture interest, or any other security issued by or equity interest in any other corporation, organization, association, or entity whose business is residential real estate related.

         4.8 FINANCIAL STATEMENTS. Seller has provided the unaudited financial statements of Seller and Partners for and as of the fiscal years ended December 31, 1995, 1996, and 1997, and of L&R for and as of the fiscal years ended December 31, 1996 and 1997 (the "FINANCIAL STATEMENTS") and Seller's, Partners' and L&R's unaudited balance sheets as of March 31, 1998 and the related unaudited statements of income and cash flow for the three month period then ended (collectively, the "CURRENT FINANCIAL STATEMENTS") have been prepared in accordance with Adjusted GAAP (except as set forth on Schedule 4.8) throughout the periods involved and fairly present the financial position of Seller and Partners, respectively, as of the dates thereof and the results of its operations and cash flows for the periods then ended. The Financial Statements and the Current Financial Statements have been delivered to Buyer and are attached hereto as
SCHEDULE 4.8.

         4.9 ABSENCE OF UNDISCLOSED LIABILITIES. Seller has no Knowledge of any obligations or liabilities (whether accrued, absolute, contingent, liquidated, unliquidated, or otherwise, whether due or to become due and regardless of when asserted), except (a) liabilities reflected in the Financial Statements, (b) liabilities which have arisen in the ordinary course of business after the date of the Financial Statements, and (c) liabilities specifically disclosed in
SCHEDULE 4.9, and in any other Schedules to this Agreement.

         4.10 NO MATERIAL ADVERSE CHANGES. Except as set forth in SCHEDULE 4.10, since the date of the Financial Statements, there has not been any material adverse change in the assets, financial condition, or operating results, customer, employee, or supplier relations, business condition or prospects, or financing arrangements of Seller or Partners.

         4.11 ABSENCE OF CERTAIN  DEVELOPMENTS.  Except as set forth in SCHEDULE
4.11 or except as contemplated in and consistent with the terms of this Agreement, since the date of the Financial Statements, neither Seller, L&R, nor Partners have:

                  (a) Changed their accounting methods or practices (including any change in depreciation or amortization policies or rates) or revalued any of their assets;

                  (b) Declared or paid any distributions with respect to any general partnership interest;

                  (c) Borrowed any amount under existing lines of credit, or otherwise incurred or become subject to any indebtedness, except as is reasonably necessary for the ordinary operation of its business and in a manner and in amounts that are in keeping with its historical practice, or except as is consistent with the transactions contemplated hereby;

                  (d) Discharged or satisfied any lien (other than property taxes and assessments, business and personal property taxes, mechanic's liens and similar items discharged in the ordinary course of business consistent with past practices) or encumbrance or paid any liability, (other than current liabilities, current installments due on intermediate or long-term liabilities, and payments on account of indebtedness of release prices of lots or homes sold and closed) paid in the ordinary course of business and consistent with past practices;

                  (e) Except as is reasonably necessary for the ordinary operation of its business and in a manner and in amounts that are in keeping with its historical practice, mortgaged, pledged, or subjected to any lien, charge, or other encumbrance, any of its assets with a fair market value in excess of $5,000, except liens for current property taxes not yet due and payable;

                  (f) Sold, assigned, or transferred (including, without limitation, transfers to any employees, shareholders, or affiliates) any assets or canceled any debts or claims, except in the ordinary course of business;

                  (g) Sold, assigned, or transferred (including, without limitation, transfers to any employees, shareholders, or affiliates) any patents, trademarks, trade names, copyrights, trade secrets, or other intangible assets, except in the ordinary course of business, or disclosed any proprietary or confidential information to any person other than Buyer;

                  (h) Suffered any extraordinary loss or waived any right or claim, whether or not in the ordinary course of business or consistent with past practice, including any write-off or compromise of any contract or other account receivable not in the ordinary course of business;

                  (i) Taken any other action or entered into any other transaction other than in the ordinary course of business and in accordance with past custom and practice, or entered into any transaction with any related party of Seller or Partners;

                  (j) Suffered any theft, damage, destruction, or loss of or to any property or properties owned or used by it, whether or not covered by insurance;

                  (k) Increased the annualized level of compensation of or granted any extraordinary bonuses, benefits, or other forms of direct or indirect compensation to any employee, officer, director, or consultant, or increased, terminated, or amended or otherwise modified any plans for the benefit of employees, except in the ordinary course of business and consistent with historical adjustments to such compensation and benefits;

                  (l) Except as is reasonably necessary for the ordinary operation of its business and in a manner and in amounts that are in keeping with its historical practice, and except with respect to contracts related to Other Projects, made any capital expenditures or commitments for property, plant and equipment that aggregate in excess of $25,000;

                  (m) Engaged or agreed to engage in any extraordinary transactions or distributions, or except as is reasonably necessary for the ordinary operation of its business and in keeping with its historical practice, entered into any contract, written or oral, that involves consideration or performance by it of a value exceeding $25,000 or a term exceeding one year;

                  (n) Other than as provided in Section 2.3(b)(iv), made any loans or advances to, or guarantees for the benefit of, any persons; or

                  (o) Made charitable contributions or pledges which in the aggregate exceed $1,000.

         4.12 PERMITTED LIENS; GOOD TITLE TO AND CONDITION OF ACQUIRED ASSETS. Seller's title to the Acquired Assets and, to the Knowledge of Seller, L&R's title to the L&R Real Property, is free and clear of all liens other than (a) those liens and encumbrances described in the Preliminary Reports, (b) inchoate mechanic liens which have not been filed and served upon in Seller or L&R, and (c) the liens listed on SCHEDULE 4.12 (collectively, the "PERMITTED LIENS"). All of the Acquired Assets and L&R tangible personal property are in good condition and repair, ordinary wear and tear excepted, and are usable in the ordinary course of business. The Acquired Assets to be acquired by Buyer represent all of the assets of Seller necessary or required by Buyer to continue to operate the Business of Sterling and L&R as presently conducted. Seller owns, or leases under valid leases, all property, machinery, equipment, and other tangible and intangible assets necessary for the conduct of its business. Shareholders and Partners do not directly or indirectly own any assets, licenses, permits or other authorizations relating to the Business, other than assets or authorizations held by Seller to be transferred hereunder.

         4.13 LEGAL DESCRIPTIONS OF REAL PROPERTY. SCHEDULE 2.1(A) and SCHEDULE 2.1(I)(I) set forth the description of each parcel of Real Property as of the date thereof, excepting any sales of homes or lots which close on or after the date thereof in the ordinary course of Seller's or L&R's business.
hereof.

         4.14 COMPLETED PROJECTS. Seller has no continuing business operations in connection with the Completed Projects except for continuing warranty claims and litigation defense.

         4.15 OWNED PROJECTS.

                  (a) Livermore and Rohnert have title insurance policies reflecting their ownership of good and marketable title in fee simple to the L&R Real Property set forth opposite their name on SCHEDULE 2.1(I)(I), as the case may be, subject only to the Permitted Liens and Authorized Exceptions.

                  (b) Except as set forth on SCHEDULE 4.15, with respect to any agreements, arrangements, contracts, covenants, conditions, deeds, deeds of trust, rights-of-way, easements, mortgages, restrictions, surveys, title insurance policies, and other documents granting to Livermore and Rohnert title to or an interest in or otherwise affecting the Owned Projects, to the Knowledge of Seller no breach or event of default exists, and no condition or event has occurred that with the giving of notice, the lapse of time, or both would constitute a breach or event of default, by Seller, Livermore or Rohnert or, to the Knowledge of Seller, Partners, and the Shareholders, any other person.

                  (c) The Owned Projects, each have all necessary access to and from public highways, streets, and roads and no pending or, to the Knowledge of Seller, Partners, and Shareholders, threatened Proceeding or other fact or condition exists that could limit or result in the termination of such access.

                  (d) The Owned Projects and each completed home therein, are connected to and serviced by electric, gas (if applicable), sewage, telephone, and water facilities, which facilities are in compliance, in all material respects, with all applicable laws and all installation and connection charges with respect thereto have been paid in full, except insofar

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
         as such charges are in the ordinary course of business paid upon issuance of building permits or occupancy approvals which have not yet been procured.

                  (e) Except as provided for in any Land Use Entitlements with respect to the Owned Projects, no condemnation, eminent domain, or similar proceeding exists, is pending or, to Seller's, Partners' and Shareholders' Knowledge, is threatened with respect to, or that could affect, any of the Owned Projects.

                  (f) The buildings and improvements on the Owned Projects and the subdivision and improvements of the undeveloped real property of such Owned Projects to the extent installed or constructed by Seller (and to Seller's Knowledge, if not installed or constructed by Seller), do not violate, in any material respect, (i) any applicable law, including any building, set-back, or zoning law, ordinance, regulation, or statute, or other governmental restriction in the nature thereof, or
         (ii) any restrictive covenant affecting any such property.

                  (g) There are no parties in possession of any portion of the Owned Projects as lessees, tenants at sufferance, or to the Knowledge of Seller, Partners, or Shareholders, trespassers.

                  (h) Except as set forth on SCHEDULE 4.15, there are no unpaid charges, debts, liabilities, claims, or obligations arising from the construction, occupancy, ownership, use, or operation of the Owned Projects (other than those being assumed by Buyer pursuant to Section 2.3). Except as set forth on SCHEDULE 4.15, no such Owned Project is subject to any condition or obligation to any governmental entity or other person requiring the owner or any transferee thereof to donate land, money or other property or to make off-site public improvements other than as may be contemplated by the conditions of approval contained in the Land Use Entitlements for such Projects.

                  (i) Except as set forth on SCHEDULE 4.15, no developer-related charges or assessments for public improvements or otherwise made against the Owned Projects or any lots included therein are unpaid, including without limitation those for construction of sewer lines, water lines, storm drainage systems, electric lines, natural gas lines, streets (including perimeter streets), roads and curbs other than as may be required in the ordinary course of completing such Project from its current (incomplete) status or as may be contemplated in the conditions of approval and contained in the Land Use Entitlements for such Projects.

                  (j) There is no moratorium applicable to any of the Owned Projects on (i) the issuance of building permits for the construction of houses, or certificates of occupancy therefor, or (ii) the purchase of sewer or water taps.

                  (k) To the Knowledge of Seller, each of the lots included in the Owned Projects is stable and otherwise suitable for the construction of a residential structure suitable to the soil conditions thereon, as set forth in the soil report related to each Owned Project, without extraordinary site preparation measures.

                  (l) The Owned Projects do not contain wetlands, or to the Knowledge of Seller, Partners, and Shareholders a level of radon above action levels of the U.S. Environmental Protection Agency and are not located within a "critical", "preservation", "conservation" or similar type of area. No portion of the Owned Projects is situated within a "noise cone" such that the Federal Housing Administration will not approve mortgages due to the noise level classification of such real property.

                  (m) To the Knowledge of Seller, the Owned Projects have not been used as a gravesite and/or landfill area.

                  (n) Except as set forth on SCHEDULE 4.24, no legal Proceeding is pending or, to Seller's, Partners', or Shareholders' Knowledge, threatened which involves any of the Owned Projects, or against Seller with respect to any of the Owned Projects; all of the developed Owned Projects and the lots included therein are in material compliance, with all applicable zoning and subdivision ordinances and the Owned Projects are zoned to permit single family home construction; to the Knowledge of Seller, Partners, and Shareholders none of the development-site preparation and construction work performed on the Owned Projects has concentrated or diverted surface water or percolating water improperly onto or from the Owned Projects.

                  (o) Seller has not granted to any person any contract or other right to the use of any portion of the Owned Projects or to the furnishing or use of any facility or amenity on or relating to the Owned Projects.

                  (p) Neither Seller, Partners, nor Shareholders are a "foreign person" within the meaning of Sections 1445 and 7701 of the Code.

                  (q) To the extent installed or constructed by Seller or L&R or their agents, all of the improvements and buildings on the Owned Projects were constructed in a good and workmanlike manner, are structurally sound, are in good and proper working condition and repair, normal wear and tear, normal maintenance and normal warranty and customer services matters excepted, and are useful for their intended purposes.

                  (r) To the Seller's Knowledge, (i) the legal description of the Owned Projects included in the Schedules to this Agreement conform with the description in Seller's title policies for, and accurately and completely describes the real property which Seller, Livermore and Rohnert own and which Buyer is purchasing or acquiring an interest in under this Agreement; (ii) any improvements and buildings included within the Owned Projects are located within the boundary lines of the Owned Projects and do not encroach upon the land of any adjacent owner;
         (iii) no improvements of any third person encroach upon the Owned Projects; and (iv) no person has any unrecorded right, title or interest in the real property constituting the Owned Projects, whether by right of adverse possession, prescriptive easement or otherwise.

                  (s) The recorded easements, rights-of-way, covenants, and other title exceptions and survey matters do not adversely affect the current beneficial use of the Owned Projects.

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
         The Owned Projects are being developed and used in compliance with all covenants, easements, and restrictions affecting the Owned Projects, and all obligations of the Seller, Livermore or Rohnert on the Owned Projects with regard to such covenants, easements, and restrictions have been and are being performed in a proper and timely manner.

                  (t) Except as set forth on SCHEDULE 4.20, to the Knowledge of Seller, Partners and Shareholders:

                           (i) All  property  adjacent to the Owned  Projects is
                  free  from   Hazardous   Substances   (other  than   Permitted
                  Materials), and is not in violation of any Environmental Law.

                           (ii)  No   environmental   lien  in   favor   of  any
                  governmental entity has attached to any of the Owned Projects.

                  (u) To the Knowledge of Seller , there are no historical or archeological materials or artifacts of any kind or any Indian ruins of any kind located on the Sterling Real Property.

                  (v) No part of the Owned Projects is "critical habitat" as defined in the Federal Endangered Species Act, 16 U.S.C. ss.ss.1531 et seq., as amended, or in regulations promulgated thereunder, nor are any "endangered species" or "threatened species" located on the Owned Projects, as defined therein.

                  (w) The Owned Projects are not within a flood plain, flood way or flood control district as reflected in the currently adopted 100 year flood plain of the Federal Emergency Management Agency.

                  (x) Neither Seller nor L&R have any liability for any Taxes, or any interest or penalty in respect thereof, of any nature that may be assessed against Buyer or that are or may become a lien against the Owned Projects, other than the lien for current real property taxes, special taxes and assessments paid with taxes not yet delinquent or as set forth on SCHEDULE 4.15.

                  (y) No work has been performed on or about the Owned Projects or to any improvements located thereon within six (6) months prior to the date of this Agreement that has not been paid for or otherwise included in the cost to complete or in the liabilities being assumed pursuant to Section 2.3.

         4.16 NEW PROJECTS

                  (a) Except as set forth on SCHEDULE 4.16, with respect to any agreements, arrangements, contracts, covenants, conditions, deeds, deeds of trust, rights-of-way, easements, mortgages, restrictions, surveys, title insurance policies, and other documents granting to Seller an interest in or otherwise affecting the New Projects, to the Knowledge of Seller, no breach or event of default exists, and no condition or event has occurred that with the giving of notice, the lapse of time, or both would constitute a breach or event of default, by Seller or, to the Knowledge of Seller, Partners, and the Shareholders, any other person.

                  (b) Except as set forth on SCHEDULE 4.16, to the Knowledge of Seller, the New Projects each have or are expected to have all necessary access to and from public highways, streets, and roads and to the Knowledge of Seller, Partners, and Shareholders, no pending or threatened Proceeding or other fact or condition exists that could limit or result in the termination of such access.

                  (c) To the Knowledge of Seller, the New Projects will, in the ordinary course of business, be connected to and serviced by electric, gas (if applicable), sewage, telephone, and water facilities, which facilities are in compliance, in all material respects, with all applicable laws and all installation and connection charges with respect thereto have been paid in full.

                  (d) To the Knowledge of Seller, no condemnation, eminent domain, or similar proceeding exists or, to Seller's, Partners' and Shareholders' Knowledge, is pending or threatened with respect to, or that could affect, any of the New Projects other than as may be contemplated in the Land Use Entitlements.

                  (e) To the Knowledge of Seller, the subdivision and improvements of the undeveloped real property of the New Projects will not violate, in any material respect, (i) any applicable law, including any building, set-back, or zoning law, ordinance, regulation, or statute, or other governmental restriction in the nature thereof, or
         (ii) any restrictive covenant affecting any such property.

                  (f) To the Knowledge of Seller, there is no moratorium applicable to any of the New Projects on (i) the issuance of building permits for the construction of houses, or certificates of occupancy therefor, or (ii) the purchase of sewer or water taps.

                  (g) To the Knowledge of Seller, each of the lots included in the New Projects, is stable and otherwise suitable for the construction of a residential structure as set forth in the soil report related to each New Project.

                  (h) To the Knowledge of Seller the New Projects do not contain wetlands or a level of radon above action levels of the U.S.
         Environmental Protection Agency and are not located within a "critical", "preservation", "conservation" or similar type of area. To the Knowledge of Seller no portion of the New Projects is situated within a "noise cone" such that the Federal Housing Administration will not approve mortgages due to the noise level classification of such real property.

                  (i) To the Knowledge of Seller the New Projects have not been used as a gravesite and/or landfill area.

                  (j) Except as set forth on SCHEDULE 4.24, to the Knowledge of Seller, no legal Proceeding is pending or threatened which involves any of the New Projects, or against Seller with respect to any of the New Projects; to the Knowledge of Seller all of the
         developed New Projects, and the lots included therein are in compliance, with all applicable zoning and subdivision ordinances and the New Projects are, zoned to permit single family home construction; to the Knowledge of Seller none of the development-site preparation and construction work performed on the New Projects, has concentrated or diverted surface water or percolating water improperly onto or from the New Projects.

                  (k) Other than as provided in the respective land acquisition contract for the respective New Project, Seller has not granted to any person any contract or other right to the use of any portion of the New Projects or to the furnishing or use of any facility or amenity on or relating to the New Projects.

                  (l) To the Knowledge of Seller, the legal description of the New Projects, included in the Schedules to this Agreement accurately and completely describes the real property subject to any New Project contract and which Buyer is purchasing or acquiring an interest in under this Agreement. To the Knowledge of Seller, any improvements and buildings included within the New Projects are located within the boundary lines of the New Projects and do not encroach upon the land of any adjacent owner. To the Knowledge of Seller no improvements of any third person encroach upon the New Projects. To the Knowledge of Seller, other than as provided in the land acquisition contract for the respective New Project, no person has any unrecorded right, title or interest in the real property constituting the New Projects, whether by right of adverse possession, prescriptive easement or otherwise.

                  (m) To the Knowledge of Seller, the recorded easements, rights-of-way, covenants, and other title exceptions and survey matters do not adversely affect the planned beneficial use of the New Projects.

                  (n) Except as set forth on Schedule  4.20, to the Knowledge of
         Seller:

                           (i) All property adjacent to the New Projects is free
                  from Hazardous Substances (other than Permitted Materials), and is not in violation of any Environmental Law.

                           (ii)  No   environmental   lien  in   favor   of  any
                  governmental entity has attached to any of the New Projects.

                  (o) To the Knowledge of Seller, there are no historical or archeological materials or artifacts of any kind or any Indian ruins of any kind located on the New Projects.

                  (p) To the Knowledge of Seller no part of the New Projects is "critical habitat" as defined in the Federal Endangered Species Act, 16 U.S.C. ss.ss.1531 et seq., as amended, or in regulations promulgated thereunder, nor are any "endangered species" or "threatened species" located on the New Projects, as defined therein.

                  (q) To the Knowledge of Seller, the New Projects are not located within a flood plain, flood way or flood control district as reflected in the currently adopted 100 year flood plain of the Federal Emergency Management Agency.

                  (r) To the Knowledge of Seller, other than as contemplated in the respective land acquisition agreements, no work has been performed on or about the New Projects or to any improvements located thereon within six (6) months prior to the date of this Agreement that has not been paid for or otherwise included in the liabilities assumed pursuant to Section 2.3.

         4.17 OTHER PROJECTS.

                  (a) Attached to this Agreement as SCHEDULE 4.17 is a fact sheet (the " Project Fact Sheet") for each of the Other Projects which are specifically identified in the list of Other Projects set forth in the definitions provided in Article 1.

                  (b) Included in the respective Fact Sheet of Schedule 4.17 is a list of due diligence materials for each of such Other Projects (the "Due Diligence"), including but not limited to the following: (i) the applicable Other Project contracts, with any and all amendments, modifications and supplements thereto through the date hereof, true copies of which have been furnished to Buyer, (ii) the Preliminary Report for such Other Project, which includes the legal description thereof (to the extent, known to Seller) and a list of all exceptions to title included by the Title Company issuing the same, true copies of each of which has been furnished to Buyer, (iii) a schedule of all written due diligence reports and investigations received to date by Seller with respect to such Other Project, including (A) any Land Use Entitlements which currently exist therefor, (B) a Level One environmental study, if applicable, and any related testing reports or follow-up analysis, (C) any site plans, development plans, engineered drawings, or similar materials pertaining to improvements installed or to be installed in, upon, or for such Other Project, (D) a soils report, if available, (E) preliminary engineer's estimate with respect to improvement costs for such Other Project (if available), which is the most recent updated engineer's estimate if Seller has received more than one, for such Other Project, and (F) Seller's current pro forma project budget for the Other Project, if available, (iv) a list of consultants (inclusive of civil and soils engineers, environmental consultants, architects and other design professionals) which have been engaged by Seller or others to evaluate, plan, design or implement such Other Project or the due diligence investigation thereof, with addresses, telephone numbers, and principal contacts, (v) an appraisal of the Other Project, if available, (vi) Seller's proposed house plans for the Other Project, if available, and (vii) any other material reports, studies or data in written form received or prepared by Seller in connection with such Other Project.

                  (c) Seller does not absolutely warrant any aspect of the Other Project or the related Due Diligence, which shall be reviewed and evaluated by Buyer for its own account, but Seller does make the following representations with respect to each Other Project:

                        (i) Seller has not breached,  defaulted in,  canceled or
                  terminated the Other Project contract or allowed it to lapse as of the date hereof;

                           (ii) Neither  Seller nor, to the Knowledge of Seller,
                  any other party, currently is in breach or default of any material contract, easement, title insurance policy, covenants, conditions and restrictions, or other instrument or agreement affecting the Other Projects, inclusive of the Other Projects contract (except for any third party breaches identified in Schedule 4.17);

                           (iii) To  Knowledge  of Seller  except  as  otherwise
                  noted in materials referred to in Schedule 4.17, adequate arrangements exist for the provision of public streets and utility rights of way to serve the Other Projects, which are to be installed as provided in the Due Diligence, the Land Use Entitlements, and the Other Project contracts for such Other Project; provided, however, that any projection of timing or cost of installation of actual improvements is not warranted by Seller and shall be verified to Buyer's satisfaction through Buyer's review of Due Diligence and such other inquiries as Buyer may choose to make;

                           (iv) Seller has no current  Knowledge  or belief that
                  the Other Projects cannot, in the ordinary course of development, be connected to and serviced by electric, gas (if applicable), sewage, telephone and water facilities in compliance in all material respects with all applicable laws, subject to payment of in-lieu fees, impact fees, mitigation fees, and installation charges and connection fees as required by applicable governmental authorities and public utilities or as specified in the applicable Land Use Entitlements, if any;

                           (v) To the Knowledge of Seller, no moratorium applicable to such Other Project will affect (A) the issuance of building permits for the construction of houses or certificates of occupancy therefor, or (B) the purchase of sewer or water for such Project;

                           (vi) Seller has no Knowledge that the lots (if constructed and complete) in such Other Projects are not, or (if not yet constructed and completed) cannot be made stable or otherwise suitable for construction of a residential structure by customary means and site preparation measures common in the area or as may be otherwise contemplated in the Due Diligence;

                           (vii) Except as  otherwise  noted in the Project Fact
                  Sheet or in the relevant Other Project contract, the Other Projects, to the Knowledge of Seller, Partners and Shareholders, do not contain (A) wetlands, (B) a level of radon above action levels of the U.S. Environmental Protection Agency, (C) a "critical", "preservation", "conservation" or similar type of area as designated by any state or federal law, (D) areas located within "noise cone" such that the Federal Housing Administration will not approve mortgages due to the noise level classification thereof, (E) a gravesite,
                  (F) landfill, (G) "critical habitat", as defined in the Federal Endangered species Act, 86 U.S.C. ss.ss. 1531, et seq., as amended, or in regulations promulgated thereunder,
                  (H) Hazardous Substances (other than Permitted Materials) or the site of any past or present violation of Environmental Law, (I) Indian burials, (J) protected archaeological or historic resources, or (K) a 100-year flood plain as designated on maps published by the Federal Emergency Management Agency;

                           (viii) Seller has no Knowledge that the Other Projects are subject to (A) any environmental lien in favor of any governmental entity not reflected in the relevant Preliminary Report, (B) any recorded easements, rights of way, covenants and other title matters which would materially adversely affect the anticipated development and sales thereof for residential purposes, (C) any zoning or land use restriction which would materially adversely affect the anticipated development thereof for residential purposes (but subject to Section 4.29, below, concerning availability or existence of Land Use Entitlements not yet available or issued), (D) any encroachments by improvements on adjoining property, any encroachment onto adjoining property by improvements on the Other Project, or any rights of possession or parties in possession (whether as lessees, tenants at sufferance or otherwise) who are not by the terms of the relevant Other Project contract required to be removed at the sole cost and expense of the land seller under the Other Project contract, or (E) any pending or threatened condemnation, action for eminent domain, or similar proceeding or threatened proceeding, other than as may be contemplated in the Land Use Entitlements or otherwise disclosed in the Other Project contract or other Due Diligence for such Other Project.

                  (d) Prior to the Closing, Seller shall provide an updated and amended Other Project Fact Sheet for any Other Projects for which the current Other Project Fact sheet becomes inaccurate in any material respect to Seller Knowledge, whereupon the foregoing representations shall likewise.

         4.18 ACQUIRED CONTRACTS.

                  (a) SCHEDULE 2.1(B)(I), SCHEDULE 2.1(B)(III), SCHEDULE 2.1(I)(I), and SCHEDULE 2.1(I)(II)(C) list as of the date hereof all of the Acquired Contracts. The provisions of this Section 4.18 shall apply to all Acquired Contracts entered into following the date of this Agreement.

                  (b) Each of the Acquired Contracts is valid, binding, and in full force and effect on Seller or L&R and to the Knowledge of Seller is valid, binding, and in full force and effect on third parties to the Acquired Contract. Except as set forth on the relevant Schedules to this Agreement, if applicable, no Acquired Contract has been amended or supplemented in any way and neither Seller nor L&R has and to the Knowledge of Seller no party no third party thereto has, assigned any of its rights or delegated any of its duties thereunder. True and complete copies of the Acquired Contracts have been delivered to Buyer.

                  (c) Except as set forth on SCHEDULE 4.18, no breach or default exists under any Acquired Contract and no event has occurred with respect thereto that with the lapse of time or action or inaction by Seller or, to the Knowledge of Seller, Partners, or Shareholders, any other party thereto, would result in a breach thereof or a default thereunder.
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
                  (d) Except as specifically disclosed in SCHEDULE 4.18: (i) since the date of the Financial Statements, no supplier or materialman has indicated that it will stop or decrease the rate of business done with Seller or L&R, except for changes in the ordinary course of the business of Seller or L&R; (ii) Seller and L&R have performed in all material respects the obligations required to be performed by them in connection with the Acquired Contracts and neither Seller nor L&R have been advised of or received any claim of default under any Acquired Contract; (iii) Seller has no present expectation or intention of not fully performing any obligation pursuant to any Acquired Contract; and
         (iv) there has been no material breach and, to the Knowledge of Seller, there is no anticipated material breach by any other party to any Acquired Contract.

                  (e) Upon the assignment of each Acquired Contract to Buyer pursuant hereto, and subject to any consent requirements contained therein, all rights of Seller, Livermore or Rohnert with respect to each Acquired Contract will inure to Buyer and each Acquired Contract will be enforceable by Buyer in the same manner as such Acquired Contract is enforceable by Seller.

                  (f) The assignment to Buyer of all of Seller's right, title, and interest in, to and under each Acquired Contract pursuant hereto will be free and clear of any lien except for Permitted Liens.

                  (g) Except as set forth in the Acquired Contracts, as of the Closing Date, neither Seller, nor L&R will owe any amount (whether absolute, contingent, or otherwise) with respect to any Acquired
         Contract, other than amounts incurred in the ordinary course of business consistent with past practices and this Agreement, which amounts will be properly recorded in the accounts payable ledger of Seller, Livermore or Rohnert and disclosed in the Closing Balance Sheets.

                  (h) Except as disclosed therein, no Acquired Contract (i) except with respect to Acquired Contracts relating to New Projects and Other Projects requires Seller or L&R to make purchases or pay for services in excess of the requirements of its business, or (ii) guarantees any obligation of another person or provides any type of indemnification whatsoever.

                  (i) Seller and L&R have paid all rental and other payments due under each personal property lease and real property lease (collectively, the "PROPERTY LEASES") under which Seller or L&R are the lessee in accordance with its terms. With respect to each such Property Lease, Seller and L&R have been in peaceable possession of the buildings, equipment, machinery, real property, vehicles, or other tangible property covered thereby since the commencement of the original term of such Property Lease. No indulgence, postponement, or waiver of Seller's or L&R's obligations under any such Property Lease has been granted by the lessor. Subject to the terms of the Property Leases, Seller and L&R possess full right and power to occupy or possess, as the case may be, all of the buildings, equipment, machinery, real property, vehicles, and other tangible property covered by such Property Leases.

                  (j) With respect to any written or oral agreement, arrangement, commitment, contract, or lease that Seller or L&R enter into, or entered into on behalf thereof, after the date hereof, such agreement, arrangement, commitment, contract, or lease will satisfy all the representations and warranties set forth in this Section 4.18.

         4.19 WARRANTIES. Except as set forth on SCHEDULE 4.19 and except for the standard warranties contained in Seller's marketing and sale materials for completed homes sold in the ordinary course of business, neither Seller, Livermore nor Rohnert have given or made any other express warranties to third parties with respect to any property or products sold or services performed by Seller and there are no facts or the occurrence of any event forming the basis of any present claim against Seller, Livermore or Rohnert for liabilities due to any express or implied warranty. SCHEDULE 4.19 also lists Seller's residential sales or contracts containing applicable guaranty, warranty, and indemnity provisions, copies of which have been provided to Buyer.

         4.20 ENVIRONMENTAL MATTERS.

                  (a) To their Knowledge, Seller, Partners, Shareholders and L&R have at all times been in compliance with all Environmental Laws governing their business, operations, properties, and assets, including, without limitation: (i) all requirements relating to the Discharge and Handling of Hazardous Substances; (ii) all requirements relating to notice, record keeping, and reporting; (iii) all requirements relating to obtaining and maintaining Permits for the ownership of its properties and assets and the operation of their business, including Permits relating to the Handling and Discharge of Hazardous Substances; or (iv) all applicable writs, orders, judgments, injunctions, governmental communications, decrees, informational requests, or demands issued pursuant to, or arising under, any Environmental Laws.

                  (b) Except as set forth on SCHEDULE 4.20 there are no (and to the Knowledge of the Shareholders, Partners, or Seller, there is no basis for any) orders, warning letters, notices of violation
         (collectively "NOTICES") or Proceedings pending or, to Seller's, Partners', and Shareholders' Knowledge, threatened against or involving Seller, Seller's Business, L&R or the Acquired Assets issued by any Governmental Authority or third party with respect to any Environmental Laws or Permits issued to Seller or L&R thereunder in connection with, related to, or arising out of the ownership by Seller or L&R of their properties or assets or the operation of their business which have not been resolved to the satisfaction of the issuing Governmental Authority or third party in a manner that would not impose any obligation, burden, or continuing liability on Buyer in the event that the transactions contemplated by this Agreement are consummated, or which could have a material adverse effect on Seller's business, financial condition, or results of operations including, without limitation: (i) Notices or Proceedings related to Seller or L&R being a potentially responsible party for a federal or state environmental cleanup site or for corrective action under any applicable Environmental Laws; (ii) Notices or Proceedings in connection with any federal or state environmental cleanup site, or in connection with any of the real property or premises where Seller or L&R has transported, transferred, or disposed of Hazardous Substances; (iii) Notices or Proceedings relating to Seller or L&R being responsible to undertake any response or remedial actions or clean-up actions of any kind; or (iv) Notices or Proceedings related to Seller being liable under any Environmental Laws for personal injury, property damage, natural resource damage, or clean up obligations.

                  (c) Except for the Permitted Materials and except as set forth on SCHEDULE 4.20, Seller has not Handled or Discharged, nor to the Knowledge of Shareholders, Partners, or Seller, allowed or arranged for any third party to Handle or Discharge, Hazardous Substances to, at, or upon: (i) any location other than a site lawfully permitted to receive such Hazardous Substances; (ii) any of the Real Property; or (iii) any site (x) which, pursuant to CERCLA or any similar state law has been placed on the National Priorities List or its state equivalent; or (y) with respect to which the Environmental Protection Agency or the relevant state agency or other governmental authority has notified Seller that such governmental authority has proposed or is proposing to place on the National Priorities List or its state equivalent. There has not occurred, nor is there presently occurring, a Discharge, or threatened Discharge, of any Hazardous Substance on, into, or beneath the surface of, or to the Knowledge of Shareholders, Partners, or Seller, adjacent to, any of the Real Property in an amount or otherwise requiring a Notice or report to be made to a Governmental Authority or in violation of any applicable Environmental Laws.

                  (d) SCHEDULE 4.20 identifies the operations and activities, and locations thereof, if any, which have been conducted and are being conducted by Seller and L&R on any of the Real Property which have involved the Handling or Discharge of Hazardous Substances, other than Permitted Materials.

                  (e) Except as set forth on SCHEDULE 4.20, Seller or L&R do not use, and have never used, any Aboveground Storage Tanks or Underground Storage Tanks, and there are not now nor, to the Knowledge of Seller, have there ever been any Underground Storage Tanks beneath any of the Real Property that are required to be registered and/or upgraded under applicable Environmental Laws.

                  (f) SCHEDULE 4.20  identifies  (i) all  environmental  audits, assessments, or occupational health studies undertaken since January 1, 1994 by Seller and L&R or their agents, or to their Knowledge, undertaken by any governmental authority or any third party, relating to or affecting Seller or any of the Owned Projects; (ii) the results of any ground, water, soil, air, or asbestos monitoring undertaken by Seller and L&R or their agents or, to the Knowledge of Seller and to the extent available or made known to Seller, undertaken by any governmental authority or any third party, relating to or affecting Seller, L&R or any of the Owned Projects which indicate the presence of Hazardous Substances at levels requiring a notice or report to be made to a governmental authority or in violation of any applicable Environmental Laws; (iii) all material written communications between Seller, Partners, or Shareholders and any governmental authority arising under or related to Environmental Laws; and (iv) all outstanding citations issued under OSHA, or similar state or local statutes, laws, ordinances, codes, rules, regulations, orders, rulings, or decrees, relating to or affecting either Seller or L&R or any of the Owned Projects.
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
         4.21     TAX MATTERS.

                  (a) Except for current filings which are the subject of extensions under applicable procedures and which are identified in
         Schedule 4.21, Seller has filed all Tax Returns that Seller was required to file prior to the date hereof. All such Tax Returns were correct and complete in all material respects. Except as set forth in
         Schedule 4.21, all Taxes owed by Seller (whether or not shown on any Tax Return) with respect to Tax Returns the due date of which preceded the date hereof have been paid. Except as set forth in Schedule 4.21, all other Taxes due and payable by Seller with respect to periods ending on or as of the date of the Closing (whether or not a Tax Return is due on such date) have been paid or are accrued on the applicable Financial Statements or will be accrued on the books and records of Seller as of the Closing and made available to Buyer.

                  (b) Except as set forth on SCHEDULE 4.21, with respect to each taxable period for Seller ending prior to the date hereof or prior to the date of the Closing, (i) except for taxable periods which are open either such taxable period has been audited by the relevant taxing authority or the time for assessing or collecting Taxes with respect to each such taxable period has closed and each taxable period is not subject to review by an relevant taxing authority; (ii) no deficiency or proposed adjustment which has not been settled or otherwise resolved for any amount of Taxes has been asserted or assessed by any taxing authority against Seller; (iii) Seller has not consented to extend the time in which any Taxes may be assessed or collected by any taxing authority; (iv) Seller has not requested or been granted an extension of the time for filing any Tax Return to a date later than the Closing;
         (v) there is no action, suit, taxing authority proceeding, or audit or claim for refund now in progress, pending or threatened against or with respect to Seller regarding Taxes; (vi) Seller has not made an election or filed a consent under Section 341(f) of the Code (or any corresponding provision of state, local or foreign law); (vii) there are no liens on the assets of Seller relating or attributable to Taxes (other than liens for sales and payroll Taxes not yet due and payable and liens for non-delinquent current real property taxes, special taxes, and assessments paid with real property taxes), and Seller, Partners, and the Shareholders have no knowledge of any reasonable basis for the assertion of any claim relating or attributable to Taxes which, if adversely determined, would result in any such lien (other than those noted in the preceding parenthetical) on the assets of Seller; (viii) to Seller's Knowledge, Seller will not be required (A) as a result of a change in method of accounting for a taxable period ending on or prior to the date of the Closing, to include any adjustment under Section 481 of the Code (or any corresponding provision of state, local or foreign law) in taxable income for any taxable period (or portion thereof) beginning after the date of the Closing or (B) as a result of any "closing agreement," as described in
         Section 7121 of the Code (or any corresponding provision of state, local or foreign law), to include any item of income or exclude any item of deduction from any taxable period (or portion thereof) beginning after the date of the Closing; (ix) Seller has not been a member of an affiliated group (as defined in Section 1504 of the Code) or filed or been included in a combined, consolidated or unitary income Tax Return; (x) Seller are not a party to or bound by any tax allocation or tax sharing agreement and has no current or potential contractual or other obligation to indemnify any other person with respect to Taxes; (xi) to Seller's Knowledge, no taxing authority will claim or assess any additional Taxes against Seller for any period for which Tax Returns have been filed; (xii) no claim has ever been made by a taxing authority in a jurisdiction where Seller does not file Tax Returns that Seller is or may be subject to Taxes assessed by such jurisdiction; (xiii) Seller does not have a permanent establishment in any foreign country, as defined in the relevant tax treaty between the United States of America and such foreign country; (xiv) true, correct and complete copies of all income and sales Tax Returns filed by or with respect to Seller for the past three years have been furnished or made available to Buyer;
         (xv) Seller has disclosed on each Tax Return filed by Seller all positions taken thereon that could give rise to a substantial understatement of penalty of federal income Taxes within the meaning of Code Section 6662; and (xvi) except as set forth on Schedule 4.21, no sales or use tax will be payable by Seller as a result of this transaction, and there will be no non-recurring intangible tax, documentary stamp tax, or other excise tax (or comparable tax imposed by an governmental entity) as a result of this transaction.

                  (c) Seller and L&R have each been treated as a partnership for federal, state and local tax purposes since its organization, and each will be a partnership for federal, state and local income tax purposes up to and including the Closing Date.

                  (d) Any reference to the term "Seller" in this Section 4.21 shall refer to Seller and any subsidiary of Seller (whether or not such subsidiary qualifies as a "qualified subchapter S subsidiary" within the meaning of Code Section 1361(b)(3)(B)) and shall include Livermore and Rohnert.

         4.22 RESTRICTIONS ON BUSINESS ACTIVITIES. With the exception of express provisions concerning such matters as house plan approvals, design, construction and marketing contained in the partnership agreements of L&R and with respect to the Owned Projects, New Projects, and Other Projects, there are no agreements (non-compete or otherwise), commitment, judgment, injunction, order, or decree to which Seller, Partners, or Shareholders are parties or otherwise binding on Seller which has or reasonably could be expected to have the effect of prohibiting or impairing any business practice of Seller, any acquisition of property (tangible or intangible) by Seller, or the conduct of the business of Seller.

         4.23 INTELLECTUAL PROPERTY. SCHEDULE 4.23 sets forth a description of the Intellectual Property for which Seller and L&R have rights to use in the conduct of their business. To the Knowledge of Seller, the conduct of Seller's and L&R's business as presently conducted and the conduct and the use and exploitation of the Intellectual Property do not infringe or misappropriate any rights held or asserted by any person, and to the Knowledge of the Shareholders, Partners, and Seller, no person is infringing on the Intellectual Property. Except as set forth in the Acquired Contracts, no payments are required for the continued use of the Intellectual Property. None of the Intellectual Property has ever been declared invalid or unenforceable, or is the subject of any pending or to the Knowledge of Seller, threatened action for opposition, cancellation, declaration, infringement, invalidity, unenforceability, or misappropriation or like claim, action, or proceeding.

         4.24 LITIGATION. Except as set forth on SCHEDULE 4.24, there are no suits, claims, actions, arbitrations, investigations, or proceedings entered against, now pending, or to Seller's, Partners', or Shareholders' Knowledge, threatened against Seller, Partners, Shareholders, and L&R before any court, arbitration, administrative or regulatory body, or any governmental agency which may result in any judgment, order, award, decree, liability, or other determination which will or could reasonably be expected to have any material effect upon Seller and L&R, the Acquired Assets, or their businesses. Except as set forth on SCHEDULE 4.24, neither Seller nor L&R is subject to any continuing court or administrative order, writ, injunction, or decree applicable to them or their business, or to their property or employees, and neither Seller nor L&R is in default with respect to any order, writ, injunction, or decree of any court or federal, state, municipal, or other governmental department, commission, board, agency, or instrumentality.

         4.25 EMPLOYEES. Attached as SCHEDULE 4.25 is a list of names, current annual rates of salary, bonus, employee benefits, accrued vacation and sick time, sick pay, and other compensation and benefits and perquisites, including the provision of company owned automobiles, of all the employees and agents of Seller and L&R whose work relates, directly or indirectly, to the operation of the business of Seller and L&R. To the Knowledge of Seller, Partners, and Shareholders, no key employee of Seller and L&R, and no group of Seller's and L&R's employees, has any plans to terminate his, her, or its employment, Seller and L&R have no material labor relations problems pending, and Seller's and L&R's labor relations are satisfactory in all material respects. Seller and L&R have complied in all material respects with all laws relating to the employment of labor, including provisions thereof relating to wages, hours, equal opportunity, collective bargaining, and the payment of social security and other taxes. Except as set forth in SCHEDULE 4.25, Seller and L&R may terminate any employee, with or without cause, without liability or obligation other than for salary and bonuses accrued through the date of any such termination and for the obligations of Seller and L&R referred to in Section 4.26 below.

         4.26 EMPLOYEE BENEFIT PLANS.

                  (a) With respect to all employees and former employees of Seller and L&R, except as set forth in SCHEDULE 4.26, Seller and L&R do not presently maintain, contribute to, or have any liability (including current or potential multi-employer plan withdrawal liability under ERISA) under any: (i) non-qualified deferred compensation or retirement plan or arrangement which is an "employee pension benefit plan" as such term is defined in Section 3(2) of ERISA; (ii) defined contribution retirement plan or arrangement designed to satisfy the requirements of section 401(a) of the Code,  which is an employee pension benefit plan,
         (iii) defined benefit pension plan or arrangement designed to satisfy the requirements of Section 401(a) of the Code, which is an employee pension benefit plan; (iv) "multi-employer plan" as such term is defined in Section 3(37) of ERISA; (v) unfunded or funded medical, health, or life insurance plan or arrangement for present or future retirees or present or future terminated employees which is an "employee welfare benefit plan" as such term is defined in Section 3(1) of ERISA, except as required by Section 4980B of the Code or Sections 601 through 609 of ERISA; or (vi) any other employee welfare benefit plan.

                  (b) With respect to each of the employee benefit plans listed in SCHEDULE 4.26, Seller has furnished to Buyer true and complete copies of: (i) the plan documents (including any related trust agreements); (ii) the most recent determination letter received from the Internal Revenue Service; (iii) the latest actuarial valuation;
         (iv) the latest financial statement; (v) the last Form 5500 Annual Report; and (vi) all related trust agreements,

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
         insurance contracts, or other funding agreements which implement such employee benefit plan. Neither Seller nor L&R, nor any of their respective officers, partners, employees or any other "fiduciary", as such term is defined in Section 3(21) of ERISA, has any liability for failure to comply with ERISA or the Code for any action or failure to act in connection with the administration or investment of such plans.

                  (c) With respect to each plan listed in SCHEDULE 4.26: (i) Seller and L&R have performed all obligations required to be performed by them under each such plan and each such plan has been established and maintained in accordance with its terms and in compliance with all applicable laws, statutes, rules, and regulations, including but not limited to the Code and ERISA; (ii) there are no actions, suits, or claims pending or threatened or anticipated (other than routine claims for benefits) against any such plan; (iii) each such plan can be amended or terminated after the Closing in accordance with its terms, without liability to Seller, L&R or Buyer; and (iv) there are no inquiries or proceedings pending or threatened by the Internal Revenue Service or the Department of Labor with respect to any such plan.

                  (d) With respect to the insurance contracts or funding agreements which implement any of the employee benefit plans listed in
         SCHEDULE 4.26, such insurance contracts or funding agreements are fully insured or the reserves under such contracts are sufficient to pay claims incurred.

                  (e) Each plan listed in SCHEDULE 4.26 that is intended to be qualified under Section 401(a) of the Code has been determined by the Internal Revenue Service to so qualify and each trust created thereunder has been determined by the Internal Revenue Service to be exempt from tax under Section 501(a) of the Code and nothing has occurred since the date of the most recent determination that would be reasonably likely to cause any such plan or trust to fail to qualify under Section 401(a) of the Code.

         4.27 LABOR MATTERS. Seller and L&R are not parties to any collective bargaining agreement with any labor union or association. There are no discussions, negotiations, demands, or proposals that are pending or that have been conducted or made with or by any labor union or association, and there are no pending or, to the Knowledge of Seller and L&R, threatened labor disputes, strikes, or work stoppages that may have a material and adverse effect upon Seller and L&R, the Acquired Assets, or the business of Seller and L&R. Seller and L&R are in material compliance with all federal and state laws respecting employment and employment practices, terms and conditions of employment, and wages and hours, and are not engaged in any unfair labor practices.

         4.28 INSURANCE. SCHEDULE 4.28 lists and briefly describes each insurance policy and fidelity bond, including performance improvement bonds, maintenance bonds, labor and material bonds and other bonds related to the Owned Projects and New Projects (collectively, the "BONDS"), maintained by Seller and L&R with respect to their respective properties, assets, employees, officers, and partners and sets forth the date of expiration of each such insurance policy. All of such insurance policies and Bonds are in full force and effect and Seller and L&R are not in default with respect to their obligations under any of such insurance policies or Bonds. Except as set forth on SCHEDULE 4.28, there is no claim of Seller and L&R pending under any of such policies or Bonds as to which
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
coverage has been questioned, denied, or disputed by the underwriters of such policies or Bonds and there has been no threatened termination of, or material premium increase with respect to, any of such policies. To the Knowledge of the Shareholders, Partners, and Seller, the insurance coverage of Seller and L&R is customary for entities of similar size engaged in similar lines of business.

         4.29 AFFILIATE TRANSACTIONS. Except as set forth on SCHEDULE 4.29, and except for each Partner's interest in Seller, no officer or partner of Seller or any member of the immediate family of any such officer or partner, or any entity in which any of such persons owns any beneficial interest (other than a publicly held corporation whose stock is traded on a national securities exchange or in the over-the-counter market and less than 1% of the stock of which is beneficially owned by any of such persons) (collectively "INSIDERS") has any agreement with Seller or any interest in any property (real, personal, or mixed, tangible or intangible) used in or pertaining to the business of Seller. For purposes of the preceding sentence, the members of the immediate family of an officer or partner shall consist of the spouse, parents, children, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, and brothers- and sisters-in-law of such officer, director, or shareholder.

         4.30 COMPLIANCE WITH LAWS. Seller and L&R and their officers, partners, agents, and employees have complied in all material respects with all material applicable laws and regulations of foreign, federal, state, and local governments and all agencies thereof which affect their business or the Acquired Assets and to which Seller and L&R may be subject. No claims have been filed against Seller and L&R alleging a violation of any such law or regulation, except as set forth in SCHEDULE 4.30. Without limiting the generality of the foregoing, Seller and L&R have not violated, or received a notice or charge asserting any violation of, OSHA, or any other state or federal acts (including rules and regulations thereunder) regulating or otherwise affecting employee health and safety. Seller and L&R have not given or agreed to give any money, gift, or similar benefit (other than incidental gifts of articles of nominal value) to any actual or potential customer, supplier, governmental employee, or any other person in a position to assist or hinder Seller and L&R in connection with any actual or proposed transaction.

         4.31 PERMITS.

                  (a) Seller and L&R possess all approvals, authorizations, certificates, consents, franchise, licenses, Department of Real Estate ("DRE") reports, and permits necessary for the lawful conduct of their business, the absence of which would materially and adversely affect the business of Seller and L&R (collectively, the "Permits"); SCHEDULE
         4.31 sets forth a list (including the expiration dates available to Buyer each of the Permits for Buyer's review. Such permits are in full force and effect, no violations have occurred with respect thereto, and to the best knowledge of Seller, no basis exists for any limitation, revocation or withdrawal thereof.

                  (b) Seller and L&R also possess (or there have been granted by the applicable governmental authorities with respect to each of the
         Owned  Projects  and,  to the  Knowledge  of Seller,  the New  Projects
         (collectively, the "Projects")) the subdivision, development, construction and sale permits, DRE reports and other authorizations, approvals, and entitlements set forth in the schedules referred to herein (collectively "LAND USE ENTITLEMENTS"). Seller specifically discloses that with respect to each of the New Projects, additional such approvals and entitlements are required, except that with respect to the Owned Projects no further discretionary approvals are required from any governmental agency to complete the development and construction of homes and the sale thereof in the respective Owned Project, there are in full force and effect validly issued building permits for each home under construction or completed in each Owned Project through and including the date hereof, and Seller has is no notice of any pending or to the Knowledge of Seller threatened moratorium or other restriction that would preclude the obtaining of building permits for any homes in such Owned Project not yet under construction or for which building permits have not been obtained. With respect to New Projects or Other Projects Seller does not warrant or guaranty that all necessary Land Use Entitlements will be obtained, since these are discretionary entitlements subject to approval by planning commissions and other legislative bodies whose decisions-making can be neither controlled nor predicted by Seller, except that, to Seller's Knowledge, no decision-making body has denied or withheld any material Land Use Entitlements, nor has Seller been advised by any such governmental agency or authority that the necessary Development Entitlements for such New Projects or Other Projects cannot or will not be issued.

         4.32 PARTNERSHIP RECORDS; MINUTE BOOKS. The partnership records of Seller and L&R made available to counsel for Buyer are the only partnership records of Seller and L&R and contain an accurate summary of all partnership meetings to the extent recorded. The minute books of Partners made available to counsel for Buyer are the only minute books of Partners and contain an accurate summary of all meetings of directors (or committees thereof) and shareholders or actions by written consent since the time of incorporation of SH and SFI to the extent available.

         4.33 DISCLOSURE. Neither this Agreement nor any of the Schedules or Exhibits hereto contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they were made, not misleading, and there is no fact which has not been disclosed to Buyer which materially adversely affects or could reasonably be anticipated to materially adversely affect the assets, including the Acquired Assets, financial condition or results of operations, customer, employee or supplier relations, business condition, prospects, or financing arrangements of Seller and L&R.

                                    ARTICLE 5
                 CONDUCT OF SELLERS, PARTNERS, AND SHAREHOLDERS
                               PENDING THE CLOSING

         Seller, Partners, and Shareholders hereby covenant and agree that from the date hereof to the Closing Date:

         5.1 CONDUCT OF BUSINESS PENDING THE CLOSING. Except as specifically contemplated in this Agreement, the business of Seller and L&R shall be conducted only in, and Seller shall take no action except in, the ordinary course, on an arm's length basis, and in accordance with all applicable laws, rules, and regulations and past custom and practice, including, without limitation, making any loans or any cash payments, or transferring any other assets or properties of Seller (for itself and as general partner of L&R) to any employee, officer, shareholder, or director of Seller; and Seller (for itself and as general partner of L&R) shall maintain their facilities in good operating condition, ordinary wear and tear excepted; and Seller and L&R will not, directly or indirectly, do or permit to occur any of the following without the prior written consent of Buyer, which shall not be unreasonably withheld or delayed:

                  (a) Cancel or terminate or permit to be canceled or terminated their current insurance (or reinsurance) policies or permit any of the coverage thereunder to lapse, unless simultaneous with such termination, cancellation, or lapse, replacement policies providing coverage equal to or greater than the coverage under the canceled, terminated, or lapsed policies for substantially similar premiums are in full force and effect;

                  (b) Sell, lease, encumber, or otherwise dispose of any of the Acquired Assets, other than, in the case of lots and homes held for sale in the ordinary course, the sale of such lots or homes in the ordinary course of Seller's and L&R's business as previously conducted;

                  (c)   Default   under  any   material   contract,   agreement,
         commitment, or undertaking;

                  (d) Knowingly violate or fail to comply with any laws applicable to it or their business;

                  (e) Commit any act or permit the occurrence of any event or the existence of any condition of the type described in Section 4.11;

                  (f) Fail to maintain and repair their assets and properties in accordance with good standards of maintenance and as required in any leases or other agreements pertaining thereto;

                  (g) Except in the ordinary course of business consistent with historical practices enter into or modify any employment, severance, or similar agreements or arrangements with, or grant any bonuses, salary increases, or severance or termination pay to, any officers, directors, employees, or consultants, or adopt or amend any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, employment, or other benefit plan, trust, fund, or group arrangement for the benefit or welfare of any officers, directors, or employees;

                  (h) Except in the ordinary course of business consistent with historical practices modify or terminate any of the Acquired Contracts or enter into any new Acquired Contract;

                  (i) Acquire (by merger, exchange, consolidation, acquisition of stock or assets, or otherwise) any corporation, partnership, joint venture, or other business organization or division or material assets thereof;

                  (j) Amend Sterling's, Livermore's, or Rohnert's Partnership Agreement other than as contemplated by this Agreement;

                  (k) Issue or create any additional partnership interests in Seller;
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
                  (l) Issue or create any warrants, obligations, subscriptions, options, or other commitments under which any additional partnership interests might be directly or indirectly authorized, issued, or transferred, or incur any indebtedness for borrowed money or issue any debt securities except the borrowing of working capital in the ordinary course of business and consistent with past practice;

                  (m) Except in the ordinary course of business consistent with historical practices (or as provided in existing loan or partnership documentation of L&R to be paid at the time of closing of sales of residential units) pay any obligation or liability, fixed or contingent, other than current liabilities;

                  (n) Waive or compromise any right or claim (other than as required to resolve any pending or threatened litigation disclosed in the Schedules attached hereto) or warranty claims within the limits of the Warranty Reserve; or

                  (o) Agree to do any of the actions described in the preceding clauses (a) through (n).

         5.2 BUSINESS RELATIONSHIPS. Seller (for itself and as general partner of L&R), Partners, and Shareholders will exercise their best efforts to (a) preserve intact their business organization and goodwill, (b) keep available the services of their officers and employees as a group (except as otherwise provided in Section 6.1), and (c) maintain satisfactory relationships with suppliers, distributors, customers, and others having business relationships with it.

         5.3 TAX ON PRIOR SALES. To the extent such certificates are prepared by the applicable state taxing authority, if applicable, Seller (for itself and as general partner of L&R) agrees to furnish to Buyer certificates from the state taxing authorities and any related certificates that Buyer may reasonably request as evidence that all sales and use tax liabilities of Seller accruing before the Closing Date have been fully satisfied or provided for.

         5.4 NOTIFICATION OF CERTAIN MATTERS. Seller (for itself and as general partner of L&R) shall (a) confer on a regular basis with representatives of Buyer and report operational matters and the general status of ongoing operations; (b) notify Buyer of any material adverse change in the normal course of their business or in the operation of their properties and of any governmental or third party complaints, investigations, or hearings (or communications indicating that the same may be contemplated); (c) not take any action which would render, or which reasonably may be expected to render, any representation or warranty made by it in this Agreement untrue at, or at any time prior to, the Closing; and (d) promptly notify Buyer if Seller shall discover that any representation or warranty made by it in this Agreement was when made, or has subsequently become, untrue.

         5.5 TRANSFER OF PERMITS. Seller, Partners, and Shareholders will use their best efforts to assist Buyer to effect the assignment or other transfer of Permits, to the extent such Permits are transferable, from Seller to Buyer as of or as soon as practicable after the Closing Date.

                                    ARTICLE 6
                              ADDITIONAL AGREEMENTS

         6.1 EMPLOYMENT. All employees of Seller (and such employees of L&R who are on Seller's payroll and can be terminated consistent with the terms of the partnership agreements of L&R) will be terminated by Seller and L&R on and as of the Closing Date. Seller and L&R shall be responsible for any severance and/or other payments, including, but not limited to, other compensation, benefits, and perquisites, incurred in connection therewith and during the period prior to the Closing Date. After the Closing Date, Buyer will agree to hire such employees of Seller and L&R on an "at will" basis as Buyer determines in its sole discretion, and Seller and L&R will cooperate with Buyer to that end; PROVIDED, HOWEVER, that Buyer hereby agrees to engage Hafener as an employee of Buyer and as President or General Manager of NC Company pursuant to the terms of that certain employment agreement, to be entered into, by and between Buyer and Hafener, in the form attached hereto as EXHIBIT C (the "HAFENER EMPLOYMENT AGREEMENT").

         6.2 BREAK-UP FEE. If the transactions contemplated by this Agreement are not consummated due to (a) termination by Seller pursuant to Section 10.1(b)(iii) or (b) Seller's refusal to close the transaction contemplated hereby in the absence of a breach by either party and within twelve months of May 1, 1998, Seller and/or L&R signs a letter of intent or other agreement relating to the acquisition of a material portion of its assets or business, in whole or in part, including the assets of L&R whether through direct purchase, merger, consolidation, or other business combination (other than sales of inventory or immaterial portions of its assets in the ordinary course) and such transaction is ultimately consummated, then immediately upon such closing, Seller shall pay to Buyer the sum of $250,000 plus an amount necessary to reimburse Buyer for all reasonable fees and expenses (not to exceed $100,000) incurred in connection with the transaction contemplated by this Agreement (the "BREAK-UP FEE"). Seller shall use its best efforts to obtain all consents required to transfer the Acquired Assets by June 22, 1998. If Seller is unable to obtain such consents, and exercises its option to terminate this Agreement pursuant to Section 10.1, Seller shall be relieved of any Break-Up Fee.

         6.3 NO NEGOTIATIONS. Seller, Partners, or Shareholders shall not, directly or indirectly, through any officer, director, agent, or otherwise, solicit, initiate, or encourage submission of any proposal or offer from any person or entity (including any of their officers, directors, partners, employees, or agents) relating to any liquidation, dissolution, recapitalization, merger, consolidation, or acquisition or purchase of all or a material portion of the assets of, or any equity interest in, Seller or other similar transaction or business combination involving Seller or L&R, or participate in any negotiations regarding, or furnish to any other person any information with respect to, or otherwise cooperate in any way with, or assist, participate in, facilitate, or encourage, any effort or attempt by any other person or entity to do or seek any of the foregoing. Seller shall promptly notify Buyer if any such proposal or offer, or any inquiry from or contact with any person with respect thereto, is made and shall promptly provide Buyer with such information regarding such proposal, offer, inquiry, or contact as Buyer may request.

         6.4 PUBLIC ANNOUNCEMENTS. The parties hereto shall not issue any press release or public announcement, including announcements by any party for general reception by or dissemination to employees, agents, or customers, with respect to this Agreement and the other transactions contemplated by this Agreement without the prior written consent of the other parties hereto (which consent shall not be withheld unreasonably); PROVIDED, HOWEVER, that Buyer may make any disclosure or announcement that, in the opinion of its counsel, it is obligated to make pursuant to applicable law or regulation of the New York Stock Exchange or any national securities exchange, as applicable, in which case Buyer shall reasonably consult with Seller prior to making such disclosure or announcement; PROVIDED FURTHER, that, upon execution of this Agreement, Buyer may make a public announcement of such occurrence in a press release reviewed by Seller prior to publication.

         6.5 CONFIDENTIALITY. Each party hereto, and its officers, directors, partners, agents, and affiliates, will hold in strict confidence, and will not divulge, communicate, use to the detriment of any other party hereto or for the benefit of any other person or persons, or misuse in any way, any financial information or other data obtained in connection with this Agreement, including, without limitation, any confidential information or trade secrets of such other party, personnel information, secret processes, know how, customer lists, formulas, or other technical data; and if the transactions contemplated by this Agreement are not consummated, each party hereto, and its officers, directors, agents, and affiliates, will return to each other party all such data and information as such other party may reasonably request, including, without limitation, work sheets, test reports, manuals, lists, memoranda, and other documents prepared by or made available in connection with this transaction. The parties hereto may disclose such information to their respective attorneys, accountants and other agents so long as they agree to keep such information confidential.

         6.6 BOOKS AND RECORDS. Seller and Buyer will each make available to the other party, at the other party's request and expense, from time to time, for copying by the other party at any reasonable time for a six-year period after the Closing Date, any and all books and records of Seller and L&R relating, directly or indirectly, to the business of Seller or L&R or the Acquired Assets which are reasonably necessary with respect to Buyer's ongoing operations for inspection or for the prosecution or defense of any litigation, arbitration, proceeding or audit of Seller, L&R and Partners or Shareholders or in which they are or may become a party.

         6.7 ADDITIONAL AGREEMENTS. Subject to the terms and conditions herein provided, each of the parties hereto agrees to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper, or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement, including obtaining all necessary waivers, consents, and approvals and effecting all necessary registrations and filings and submissions of information requested by governmental authorities. Seller, at any time before or after the Closing, will execute, acknowledge, and deliver any further deeds, assignments, conveyances, and other assurances, documents, and instruments of transfer reasonably requested by Buyer, and will take any other action consistent with the terms of this Agreement that may reasonably be requested by Buyer, for the purpose of assigning, transferring, granting, conveying, and confirming to Buyer, or reducing to possession, any or all property to be conveyed and transferred by this Agreement. If requested by Buyer, Seller further agrees to prosecute or otherwise enforce in its own name for the benefit of Buyer, any claims, rights, or benefits that are transferred to Buyer by this Agreement and that require prosecution or enforcement in Seller' names. Any prosecution or enforcement of claims, rights, or benefits under this Section shall be solely at Buyer's expense, unless the prosecution or enforcement is made necessary by a breach of this Agreement by Seller.

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
         6.8 NON-COMPETE. Pyle shall enter into a four (4) year Non-Compete Agreement with Buyer pursuant to which Pyle shall agree not to compete with Buyer; such Non-Compete Agreement to be in the form of EXHIBIT D attached hereto (the "PYLE NON-COMPETE AGREEMENT"). For a period of four (4) years following the Closing, Seller and SH Capital likewise shall not engage in any business (other than the winding up, settling and closing of its affairs, the payment and discharge of Excluded Liabilities, the disposition of Excluded Assets, the defense and settlement of litigation, and the performance of its obligations under this Agreement), including, but not limited to, the home-building or residential lot development business, after the Closing.

         6.9 RIGHT TO ENTER AND INSPECT. From time to time prior to the Closing, Buyer may enter the Real Property and other property of Seller with Buyer's representatives, contractors, and agents to examine the Real Property and the Acquired Assets, conduct soil tests, environmental studies, engineering feasibility studies, and other tests and studies, and otherwise to evaluate, inspect and examine the Acquired Assets and the business operations and affairs of Seller. Buyer hereby agrees to indemnify, defend and hold Seller and L&R harmless from and against any and all loss, expense, claim, damage and injury to person or property resulting from the negligent acts of Buyer, its employees, consultants, engineers, agents and contractors in connection with the performance of any investigations, tests and studies as contemplated herein, provided, however, that nothing herein shall be construed as imposing upon Buyer any obligation or liability for the fact of its discovery or disclosure of any defect or problem with any of the Acquired Assets or Real Property. Buyer further shall pay all of its consultants, agents and contractors and shall indemnify, defend and hold harmless Seller and L&R from any and all liens and liabilities to any of Buyer's vendors, employees, officers and directors by reason of every such entry, testing, studies or inspections.

         6.10 ENVIRONMENTAL REVIEW.

                  (a) ENVIRONMENTAL ASSESSMENTS. Buyer may select a consultant (the "CONSULTANT") to perform Phase I environment site assessments with respect to the Real Property. Upon its availability, Buyer will deliver the final report of such assessments to Seller. If any such assessment recommends the performance of additional investigation (including, without limitation, Phase II environmental site assessments), such additional investigation shall, if requested by Buyer, be undertaken promptly and delivered to each of Seller and Buyer. The environmental assessments and investigations undertaken pursuant to this SECTION 6.10 are collectively referred to herein as the "ENVIRONMENTAL ASSESSMENTS". The costs of the Environmental Assessments shall be paid by Buyer.

                  (b)  REMEDIATION   REPORTS.   If  any  of  the   Environmental
         Assessments reveals any remediation work or other actions which must be completed in order to bring the Real Property into compliance with
         applicable   Environmental   Laws  or  to   eliminate   any   potential
         environmental liability, the Consultant shall be directed to prepare and to deliver to each Seller and Buyer a written proposal setting forth in reasonable detail the scope of required remediation and an estimate of the cost of completing such remediation. For the purposes of SECTION 6.10, "required remediation" shall mean any action necessary to (i) comply with any governmental order, (ii) comply with any Environmental Law effective at the Closing or (iii) eliminate a
         potential   environmental   liability  (collectively  the  "REMEDIATION
         STANDARD"), as applicable to the Real Property or the operation thereof by Seller as of the
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         Closing Date.  For the purposes of SECTION 6.10 and with respect to any
         Underground Storage Tanks at the Real Property, "required remediation" also shall include obtaining a closure letter from the governing state agency confirming that the state agency has approved closure of the Underground Storage Tanks and will not take any further action related to any liability associated with any Underground Storage Tank on the Real Property.

                  (c) REMEDIATION WORK. Promptly upon completion of the Consultant's proposal referred to in SECTION 6.10(B), Seller, in its sole and absolute discretion, may, by written notice, notify Buyer either (i) that it will not undertake such remediation work, or (ii) that it will do so. If Seller notifies Buyer that it will not undertake the remediation work, Buyer may then either (i) notify Seller that it will not purchase such Real Property or (ii) elect to close and assume the responsibility for such work at Buyer's sole expense following the Closing. If Seller instead notifies Buyer that it will undertake the remediation work, Seller shall engage a reliable environmental engineering firm reasonably acceptable to Buyer and authorized by any applicable federal, state, or local law, policy, or regulation to perform any required remediation. Seller shall use its best efforts to cause such required remediation to be completed on or before the
         Closing  Date,  and  Seller  shall  bear  all  costs  of such  required remediation; provided that the completion of all such required remediation shall be a condition to Buyer's obligations to consummate the transactions contemplated by this Agreement. Buyer may, in its sole discretion, authorize Seller to defer any portion of the required remediation which Seller and its contractors are unable to complete prior to Closing, in which case Seller shall cause the portion of the required remediation so deferred to be completed as promptly as practicable, but in no event later than 60 days following Closing, at Seller's sole expense. Buyer may monitor the performance of the required remediation and application of the Remediation Standard, and at its election may cause the Consultant to review the performance of the required remediation. If Buyer directs the Consultant to undertake such review, the required remediation shall be deemed completed only upon certification of its completion by the Consultant. If, however, there is a dispute as to the performance of the required remediation or the application of the Remediation Standard, any such dispute shall be settled by a mutually agreed-upon environmental expert not otherwise involved in the required remediation, whose determination shall be final and binding on the parties.

         6.11 TITLE MATTERS.

                  (a) At Closing, Seller shall cause to be delivered to Buyer a California Land Title Association owner's policy of title insurance (a "Title Policy") naming Buyer as insured, in a policy amount as follows:
         (i) for each New Project an optionee or contract buyer's policy in the policy amount set forth in Schedule 6.11(b) hereof, provided that NC Company has not already obtained title policy with respect to Early Purchase Property; and (ii) for the Owned Projects held by L&R, if available an endorsement to the existing respective owner's title policies of L&R reflecting the acquisition by Buyer of the general partner's interest in L&R, respectively, and confirming continued effect of such title policy or, in the alternative, a new policy naming Livermore and Rohnert, respectively, as insured, showing the substitution of Buyer as general partner of the respective partnership (Livermore or Rohnert), and otherwise conforming to the requirements hereof.
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
                  (b) With respect to each Title Policy, the condition of title insured shall be subject to the Approved Conditions of Title, as herein provided. For purposes of this Agreement, the term "Approved Conditions of Title" shall mean the following:

                           (i) All ad valorem and other real property  taxes and
                  assessments paid with taxes for the current tax year that have not yet become delinquent.

                           (ii) Any  exceptions  for  mechanic's and other liens
                  occurring by reason of work of improvement under construction or in progress on the respective property (provided nothing herein shall relieve Seller of Seller's obligations under other provisions of this Agreement with regard to pre-Closing payables.

                           (iii) The liens for  future  assessments  and  taxes,
                  including, but not limited to, taxes resulting form changes of ownership and assessments related from the court to the recording of special tax lien notices and other matters of record shown in the Preliminary Report, and

                           (iv) Any and all other  exceptions  and exclusions of
                  record as reflected in the respective Preliminary Report other than solely (A) any deed of trust or security instrument securing a loan to Seller or to L&R which is to be paid off and retired at closing under other provisions of this Agreement, or (B) matters (such as identification affidavits, corporate resolutions, and other evidences of authority or capacity on the part of Seller and/or L&R) which are required by the Title Company to be satisfied prior to Closing.

                           It is specifically  understood and agreed that Seller
                  shall have no obligation, either with respect to the Owned Projects or with respect to the New Projects, to remove or cause to be removed any exceptions, liens or exclusions from title other than as stated in clause (iv) of the preceding sentence, or to procure any amendment thereto, and that Buyer's sole remedy with regard to any condition of title not acceptable to Buyer, shall be to cancel and terminate this Agreement under the terms of Section 10.1(c) or 10.4, below. It is further understood and agreed that with regard to any of the New Projects, various liens and encumbrances on the interest of the respective land seller thereunder may exist and not be removed or reconveyed of record notwithstanding the terms of the respective New Project Contract (which may require such land seller to do so at or prior to the Closing of the respective land acquisition thereunder), and nothing herein shall require Seller to procure from any such land seller any change or alteration in the condition of title of such land seller except as, when and to the extent Seller has a current, present right to obtain such removal or change under the terms of the respective contract as of the date such removal is so required.

         6.12 TAX ELECTIONS. At Buyer's option, and to the extent permitted under the respective partnership agreements of Livermore and Rohnert, (a) Buyer may make an election under Section 754 of the Code and Treasury Regulations ss.1.754-1 to adjust the basis of the property of Livermore

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
and Rohnert under Section 743(b) of the Code with respect to Buyer's purchase of Seller's general partnership interest in L&R.

         6.13 L&R ALLOCATION. The parties agree that any gains and losses related to the general partner of each of Livermore and Rohnert shall be allocated prior to Closing to Seller and after Closing to Buyer.

         6.14 WARRANTY SERVICE. Buyer shall perform continuing warranty service as directed and approved by Seller for home closings of Seller which occurred prior to Closing. Such warranty service shall continue for the shorter of (i) ten years or (ii) the applicable statute of limitations with respect to warranty claims. Seller shall pay directly for all out-of-pocket costs to repair the home, including the cost of materials and laborers, and shall reimburse Buyer for Buyer's actual cost in performing supervision of such warranty service, including but not limited to all employee overhead costs. The projects of Seller for which such warranty service shall apply are the Completed Projects identified in Section 2.2(c) and residential units located in the Owned Projects which close prior to Closing.

         6.15 FORMATION OF STERLING COMMUNITIES CORPORATION. Promptly following the execution of this Agreement Buyer shall duly form and organize "Sterling Communities Corporation" under California law; Sterling shall assign the right to such name to Buyer. If after the formation of Sterling Communities Corporation, Seller provides a Purchase Notice to Buyer as defined below, Seller shall transfer and assign the New Projects to Sterling Communities Corporation and Buyer through Sterling Communities Corporation shall comply with the provisions of Section 6.16(a) below.

         6.16 NEW PROJECTS.

                  (a) NOTICE OF ACCELERATED PURCHASE OF LAND UNDER THE NEW PROJECTS . Buyer acknowledges that, prior to the Closing Date, Seller may be required under the terms of the New Projects to purchase some or all of the real property subject to the New Projects (such property being referred to in this Agreement as the "EARLY PURCHASE PROPERTY"). A detailed list of lots and their respective price with respect to the Early Purchase Property is set forth on Schedule 6.16(a). If Seller is required to purchase any Early Purchase Property, Seller shall give notice (a "PURCHASE NOTICE") of such fact to Buyer at least five (5) business days prior to the date that Buyer would be required to make such purchase, specifying in detail the Early Purchase Property to be purchased and the terms of such purchase, including the date such purchase is to be closed (an "EARLY CLOSING DATE"). If, under a New Project, Seller is entitled to extend the date for purchase of any Early Purchase Property subject thereto until after the Closing, without default, penalty, or increase in the purchase price for the Early Purchase Property, Seller shall timely exercise its rights to so extend.

                  (b) BUYER'S  OBLIGATION TO PURCHASE  EARLY.  If Seller gives a
         Purchase Notice to Buyer as permitted by this Section 6.16, Buyer (either through NC Company which shall be Sterling Communities Corporation or through a land banking entity) agrees to purchase the Early Purchase Property designated in the Purchase Notice on the Early Closing Date,
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
         directly from the seller of such Early Purchase Property, on and subject to the following terms and conditions:

                           (i) Prior to the Early Closing Date, Buyer shall have
                  completed its due diligence with respect to the Early Purchase Property and the related New Projects, and Buyer shall be satisfied with the results of such due diligence, in Buyer's sole discretion;

                           (ii) All of the conditions  precedent to the purchase
                  of the Early Purchase Property at the Closing, as if such Early Purchase Property were Real Property, shall have been satisfied in Buyer's sole discretion or otherwise waived by Buyer as of the Early Closing Date;

                           (iii) All of the representations, warranties and covenants of Seller with respect to Early Purchase Property, as if such Early Purchase Property were Real Property, shall be true and correct as of the Early Closing Date;

                           (iv) The seller  under the  applicable  New  Projects
                  shall have consented in writing to:

                                    (1) The  assignment of the rights of Seller,
                           as buyer, under the applicable New Projects to Buyer or Sterling Communities Corporation and the assumption by Buyer or Sterling Communities Corporation of the obligations of Seller under the New Projects, as they relate to the Early Purchase Property; and

                                    (2)  The   terms  of  the   Stock   Purchase
                           Agreement described in SECTION 6.16(B)(VIII),

                  and, in addition, the seller shall have agreed that, upon the closing of the Stock Purchase Agreement by Seller, Buyer is fully released from all further obligation or liability under the New Projects or otherwise with respect to the Early Purchase Property, such consents and agreements to be in form and substance satisfactory to Buyer in Buyer's sole discretion;

                           (v) The purchase of the Early Purchase Property shall
                  be on the terms and conditions set forth in the applicable New Projects, and, to the extent not inconsistent with the terms of this SECTION 6.16, the terms of this Agreement as they relate to Real Property, as if the Early Purchase Property were Real Property;

                           (vi) The entire amount shall be paid by Buyer to purchase the Early Purchase Property and any deposits shall be retained by Buyer;

                           (vii) At the  closing  of the  purchase  of the Early
                  Purchase Property, Seller shall assign to Buyer, and Buyer shall assume, all of the rights and obligations of

                  Seller, as buyer, under the applicable New Projects as they relate to the Early Purchase Property; and

                           (viii) Upon the execution of this  Agreement,  Seller
                  and Buyer will enter into a stock purchase agreement with Buyer obligating Seller to purchase all the capital stock of Sterling Communities Corporation on the terms and conditions set forth in the form of stock purchase agreement attached hereto as EXHIBIT F (the "STOCK PURCHASE AGREEMENT"). The effective date of the Stock Purchase Agreement shall be the date in which the Buyer exercises its rights to not close this transaction under Section 7.2 of this Agreement.

                  (c) FAILURE TO ACQUIRE EARLY PURCHASE PROPERTY. If Buyer for any reason fails to acquire an Early Purchase Property under the terms of this Section 6.16, regardless of cause, on or before the date designated by Seller for such acquisition, then (i) Seller shall have the option either to close and acquire such New Project utilizing the proceeds of a Wells Fargo Participation Loan referred to in Section 6.17, below, or (ii) not to close such Early Purchase Project, thereby waiving and forfeiting to the Seller thereunder any forfeitable option consideration or deposits thereunder. No such action or election by Seller, regardless of cause shall give rise to any liability or obligation the part of Seller to Buyer. In the event that Seller so utilizes a Wells Fargo Participating Loan to acquire such property, the parties acknowledge that Wells Fargo will have a continuing participant interest in such New Project following the Closing hereunder, and Seller shall not be in breach of any representation or warranty by reason of the existence of such Wells Fargo loan nor of the participation interest of Wells Fargo therein. In the event that Seller acquires such property using the Wells Fargo Participation Loan, such loan shall be treated as an Acquired Contract, provided Seller obtains consent to transfer such contract.

         6.17 WELLS FARGO PARTICIPATING LOANS. Wells Fargo, N.A. has committed to finance Whitney Oaks and Wildhorse with certain participating loans, which require a $159,720 and $158,884, respectively, commitment fee for availability of each loan. Prior to Closing, Buyer or Sterling Communities Corporation shall make such payment for either Whitney Oaks or Wildhorse, but not both. The payment of the first commitment fee by Buyer shall not be deducted from the Purchase Price. At Closing, Wells Fargo shall have either (i) waived the other payment, (ii) converted the remaining participating loan into a pure acquisition and development loan without participating rights, or (iii) if (i) or (ii) have not been completed, then Buyer shall make such additional payment; provided, however, that the Purchase Price as set forth in Section 2.4 shall be reduced by the payment Buyer makes.

         6.18 PARTNERSHIP AGREEMENTS. From and after the Closing, Buyer shall succeed to and shall be responsible for the performance and discharge of all of the obligations of the general partner under the respective partnership agreement of Rohnert and Livermore, shall cause to be filed in the Office of the Secretary of State of the State of California, an LP-2 Certificate of Amendment for each of Livermore and Rohnert, which shall be countersigned by both Seller and Buyer providing for the substitution of NC Company for Seller as the general partner of such partnership. Excepting solely claims for pre-Closing breaches or default by Seller under the terms of the respective partnership agreement of Livermore and Rohnert, Seller shall have no obligations or liabilities as general partner of the respective partnership and from and after the Closing, NC Company shall be solely responsible for the performance and conduct of all of the obligations and undertaking of the general partner under the respective partnership agreement.

         6.19 NC COMPANY. From and after the Closing, Buyer shall not, nor shall any entity or entities owned or controlled by Buyer or in which Buyer has more than a ten percent (10%) interest (a "Buyer Affiliate") conduct any residential real estate development or construction business in Northern California (defined as any location north of the east-west line passing through the southernmost point of the city limits of the City of Fresno) other than through NC Company. All of the Acquired Assets and any and all new residential real estate development projects acquired by Buyer in Northern California from any source shall be held and operated in NC Company. If Buyer or any Buyer Affiliate violates the terms of this Section 6.19, the Earn-Out Payment shall be increased to incorporate the results of operations and assets in Northern California not so held and operated in NC Company, unless Seller otherwise elects in writing. If Buyer should discontinue it Northern California operations and Hafener's employment is terminated, Hafener shall be relieved of the non-compete provisions of the Hafener Employment Agreement.

                                    ARTICLE 7
                                   CONDITIONS

         7.1 CONDITIONS TO OBLIGATION OF SELLER, PARTNERS AND SHAREHOLDERS. The obligations of Seller, Partners, and Shareholders to close this transaction are subject to the satisfaction, in their sole and absolute discretion (or waiver by them in writing), of the following conditions on and as of the Closing:

                  (a) ABSENCE OF CERTAIN ACTIONS AND EVENTS.

                           (i) There  shall not be  threatened,  instituted,  or
                  pending any action or proceeding, before any court or governmental authority or agency, domestic or foreign: (A) challenging or seeking to make illegal, or to delay or otherwise directly or indirectly to restrain or prohibit, the consummation of the transactions contemplated hereby, or seeking to obtain damages in connection therewith; or (B) invalidating or rendering unenforceable any material provision of this Agreement (including without limitation any of the Exhibits or Schedules hereto); and there shall not be any action taken, or any statute, rule, regulation, judgment, order, or injunction proposed, enacted, entered, enforced, promulgated, issued, or deemed applicable to the transactions contemplated hereby by any federal, state, or foreign court, government, or governmental authority or agency, which may, directly or indirectly, result in any of the consequences referred to in clauses (A) and (B) or otherwise prohibit consummation of the transactions contemplated hereby; and

                           (ii) There shall not have occurred any of the following events having a material adverse effect on Buyer:
                  (A) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States or any limitation by United States authorities on the extension of credit by lending institutions; (B) a commencement of war, armed hostilities, or other international or national calamity directly or indirectly involving the United States; or (C) in the case of any of the foregoing existing at the date hereof, a material acceleration or worsening thereof.

                  (b) TRUTHFULNESS OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of Buyer set forth in Article 3 shall be true and correct as of the Closing Date as if made at and as of the Closing Date.

                  (c) COMPLIANCE. Buyer shall in all material respects have performed each obligation and agreement and complied with each covenant to be performed and complied with by it hereunder at or prior to the Closing.

                  (d) RELEASE OF GUARANTIES. Buyer and Seller shall work together to obtain the release of Seller, Partners and Shareholders of and from any and all liabilities under (i) loan documents, guarantees and surety bonds with respect to all existing construction financing by Bank of the West for Livermore and Rohnert, (ii) the partnership agreements of Livermore and Rohnert, and (iii) the loan documents, guarantees, and surety bonds, if any, for the Wells Fargo participation loans referred to in Section 6.17; and (iv) any other guarantees and surety bonds related to the Acquired Assets; provided, however of the parties are unable to obtain such releases, Buyer shall indemnify and hold harmless the Seller, Partners and Shareholders from any liabilities or losses.

                  (e) BOARD APPROVAL. Buyer on or before June 12, 1998, shall have received the consent of its Board of Directors to consummate the transactions pursuant to this Agreement and shall have provided evidence of the same to Seller no later than June 15, 1998.

                  (f) CONSENT AND ESTOPPEL OF LENDERS. With respect to the two construction deeds of trust on the property of Livermore and Rohnert, which is to be an Assumed Liability and shall remain in place following the Closing and not to be paid off in full at Closing, the lender under such financing shall have expressly consented and agreed to waive acceleration under the due-on transfer provision concerning entity interests in such loan documents without charge or fee. In the alternative, at Buyer's election, Buyer may utilize cash to pay off such loans in full (without deduction or offset against the Purchase Price).

                  (g) CONSENT AND ESTOPPEL OF WEYERHAEUSER. The respective limited partners of Livermore and Rohnert shall have executed a consent to the substitution of NC Company for Seller under the terms of the partnership agreement, which consent shall further (i) authorize the amendment of the partnership agreement to reflect such substitution as of the Closing, (ii) authorized the filing of an LP-2 Certificate of Amendment to reflect the change in the general partner as of Closing,
         (iii) release Seller from any further obligations under such partnership agreement as of the Closing, and (iv) provide for the execution by NC Company of the partnership agreement of Rohnert and Livermore, respectively, and the assumption of liabilities and obligations of the general partner under such partnership agreement from and after the Closing.

                  (h)   INSURANCE.   Seller  shall  have  been  able  to  obtain
         discontinued business operation insurance to cover losses in the aggregate of $10,000,000. The cost, not exceeding

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         $200,000,  in obtaining such insurance shall be borne by Seller. In the event such cost is more than $200,000, Seller may, in its sole discretion, pay such excess or terminate this Agreement. If this Agreement is terminated by Seller pursuant to this Section 7.1(h), neither party shall be liable for a Termination Fee nor shall Seller be liable for a Breakup Fee.

                  (i) FORMATION OF NC COMPANY. Buyer shall have caused the formation of NC Company and shall have delivered to Seller true, correct and complete copies of (i) the articles of incorporation, (ii) the bylaws, (iii) evidence of payment of the shares of NC Company issued to Buyer, and (iv) organizational minutes of NC Company authorizing the transactions and undertakings of NC Company contemplated under the terms of this Agreement.

                  (j) CONSENTS AND APPROVALS. Buyer and Seller shall have obtained all necessary consents to the transactions contemplated hereby.

                  (k) ABSENCE OF CERTAIN EVENTS. None of the events referred to in Paragraph 7.2(i), below, shall have occurred.

If any of the foregoing conditions is not fulfilled to the satisfaction of Seller, Partners, and Shareholders, in their sole and absolute discretion (or otherwise waived by them in writing), on or before the date by which such contingency is to have been satisfied, they may, in addition to any right or remedy otherwise available to them, by written notice to Buyer, cancel this Agreement.

         7.2 CONDITIONS TO OBLIGATION OF BUYER. Buyer's obligations to close this transaction are subject to the satisfaction, in Buyer's sole and absolute discretion (or waiver by Buyer in writing), of the following conditions on and as of the Closing:

                  (a) DUE DILIGENCE REVIEW. Buyer shall have conducted its due diligence investigation, including but not limited to Seller, L&R, Partners, and Shareholders, and shall have determined, in its sole and absolute discretion, that all aspects of such businesses are satisfactory.

                  (b) CONSENTS AND APPROVALS. Seller shall have obtained all consents and approvals set forth in SCHEDULE 4.5 hereto.

                  (c) ABSENCE OF ADVERSE DEVELOPMENTS. Buyer shall not have discovered any fact or circumstance existing as of the date of this Agreement which has not been disclosed by Seller or L&R or as of the date of this Agreement regarding the business, assets, including the Acquired Assets, properties, condition (financial or otherwise), results of operations, or prospects of Seller and L&R which is or could be, individually or in the aggregate with other such facts and circumstances, materially adverse to Seller or L&R, their business or the Acquired Assets.

                  (d) NO DAMAGE OR DESTRUCTION. There shall have been no damage, destruction, or loss of or to any property or properties owned or used by Seller, whether or not covered

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         by insurance, which in the aggregate may have a material adverse effect on the business, financial condition, or results of operations of Seller.

                  (e) ENVIRONMENTAL MATTERS. Buyer shall be satisfied with the results of all Environmental Assessments and all required remediation under Section 6.10(c) shall have been completed or waived under the terms of Section 6.10(c).

                  (f) PRELIMINARY REPORTS AND TITLE INSURANCE. Buyer shall have completed its review of the Preliminary Reports, including the Authorized Exceptions, and not have terminated this Agreement prior to June 22, 1998, and the Title Company shall be prepared to issue each Title Policy (or an endorsement thereto) in the form required by
         Section 6.11.

                  (g) CLOSING BALANCE SHEETS. Buyer, at least two (2) business days prior to the Closing Date, shall have approved the Closing Balance Sheets.

                  (h) BOARD APPROVAL. The board of directors of Buyer, on or before June 12, 1998, shall have approved the transactions contemplated by this Agreement.

                  (i) ABSENCE OF CERTAIN ACTIONS AND EVENTS.

                           (i) There  shall not be  threatened,  instituted,  or
                  pending any action or proceeding, before any court or governmental authority or agency, domestic or foreign: (A) challenging or seeking to make illegal, or to delay or otherwise directly or indirectly to restrain or prohibit, the consummation of the transactions contemplated hereby, or seeking to obtain damages in connection therewith; (B) seeking to prohibit direct or indirect ownership or operation by Buyer or any of its subsidiaries of all or a material portion of the business or the Acquired Assets of Seller, or to compel Buyer or any of its subsidiaries to divest of or to hold separately all or a material portion of the business or the Acquired Assets of Seller as a result of the transactions contemplated hereby; (C) seeking to impose or confirm limitations on the ability of Buyer effectively to exercise directly or indirectly full rights of ownership of any of the Acquired Assets; (D) seeking or causing any material diminution in the direct or indirect benefits expected to be derived by Buyer as a result of the transactions contemplated by this Agreement;
                  (E) invalidating or rendering unenforceable any material provision of this Agreement (including without limitation any of the Exhibits or Schedules hereto); or (F) which otherwise might materially adversely affect Buyer or any of its subsidiaries as determined by Buyer;

                           (ii) There shall not be any action taken, or any statute, rule, regulation, judgment, order, or injunction proposed, enacted, entered, enforced, promulgated, issued, or deemed applicable to the transactions contemplated hereby by any federal, state, or foreign court, government, or governmental authority or agency, which may, directly or indirectly, result in any of the consequences referred to in
                  Section 7.2(i)(i) or otherwise prohibit consummation of the transactions contemplated hereby; and

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
                           (iii) There shall not have occurred any of the following events having a material adverse effect on Buyer:
                  (A) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States or any limitation by United States authorities on the extension of credit by lending institutions; (B) a commencement of war, armed hostilities, or other international or national calamity directly or indirectly involving the United States; (C) any suspension of trading of Buyer's common stock or any material adverse change in the United States' stock markets generally; or (D) in the case of any of the foregoing existing at the date hereof, a material acceleration or worsening thereof.

                  (j) TRUTHFULNESS OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of Seller, Partners and Shareholders in this Agreement and in any certificate or other instrument delivered pursuant to the provisions hereof or in connection with the transactions contemplated hereby shall be true and correct as of the Closing Date as if made at and as of the Closing Date.

                  (k) COMPLIANCE. Seller, Partners, and Shareholders shall in all material respects have performed each obligation and agreement and complied with each covenant to be performed and complied with by them hereunder at or prior to the Closing.

                  (l) INSURANCE. Seller shall obtain discontinued business operation insurance to cover losses in the aggregate of $10,000,000. The cost, but not exceeding $200,000, in obtaining such insurance shall be borne by Seller. In the event such cost is more than $200,000, Buyer may in its sole discretion pay such excess or terminate this Agreement.

                  (m) SCHEDULES. Seller shall be obligated to update the information set forth on the Schedules included herein and shall deliver such updated Schedules to Buyer immediately prior to Closing.

If any of the foregoing conditions is not fulfilled to the satisfaction of Buyer, in its sole and absolute discretion (or otherwise waived by Buyer in writing), on or before the date by which such contingency is to have been satisfied, they may, in addition to any right or remedy otherwise available to Buyer, by written notice to Seller, Partners, and Shareholders, cancel this Agreement.
                                    ARTICLE 8
                                   THE CLOSING

         8.1 CLOSING. The closing (the "CLOSING") of the transactions contemplated herein shall be held on or before July 1, 1998 (the "CLOSING DATE"), or on such other date at a time and place as the parties shall mutually agree by written instrument executed by their authorized officers.

         8.2 RISK OF LOSS. All risk of loss with respect to the Acquired Assets and the business of Seller and L&R on or before the Closing Date shall remain the sole risk of Seller.

         8.3 SELLER' OBLIGATIONS. In addition to any other documents required to be delivered by Seller, Partners, and Shareholders at Closing, Seller, Partners and Shareholders shall deliver to Buyer

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
at Closing the following documents, all in form and substance reasonably satisfactory in all respects to Buyer and its counsel:

                  (a) PRELIMINARY CHANGE OF OWNERSHIP FORM; OTHER GOVERNMENTAL FILINGS. A preliminary change of ownership form, if applicable, under California law and a Nonresident Withholding Exemption Certificate for Real Estate Sales, Form 590-RE.

                  (b) BILL OF SALE. An executed Bill of Sale and Assumption Agreement dated as of the Closing Date, conveying to Buyer all of Seller's right, title, and interest in and to the Acquired Assets, including its general partnership interest in each of Livermore and Rohnert in the form attached hereto as Exhibit F.

                  (c) ACQUIRED CONTRACTS. Executed assignments of all Acquired Contracts (with consents if required) (the "CONTRACT ASSIGNMENTS").

                  (d) LEASE ASSIGNMENTS. Lease assignments (the "LEASE ASSIGNMENTS") with respect to each parcel of real estate or any item of personal property which is leased by Seller and which is to be assumed by Buyer hereunder, including the Office Lease, properly executed and acknowledged by Seller, and accompanied by all consents and estoppels of lessors required by this Agreement and the Property Leases and other leases being assigned.

                  (e) HAFENER EMPLOYMENT AGREEMENT. The Hafener Employment Agreement executed by Hafener and SH Capital.

                  (f) PYLE NON-COMPETE AGREEMENT. The Pyle Non-Compete Agreement
            executed by Pyle and SFI.

                  (g) INDEMNIFICATION AGREEMENT. The Indemnification Agreement, executed by each of the parties other than Buyer.

                  (h) PERMITS. Executed assignments of all assignable Permits issued to Seller by any governmental entity or vendor, to the extent assignable.

                  (i) BOOKS AND RECORDS. All books, records, and other data relating to the Business (other than organization records).

                  (j) RESOLUTIONS. Copies of the texts of the resolutions by which the partnership action on the part of Seller and the corporate action on the part of Partners and its Shareholders necessary to approve this Agreement and the transactions contemplated hereby were taken and certificates executed on behalf of Seller by its partners and Partners by their corporate secretaries or of their assistant corporate secretaries certifying to Buyer that such copies are true, correct and complete copies of such partnership action or resolutions and that such partnership action and resolutions were duly adopted and have not been amended or rescinded.
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
                  (k) GENERAL PARTNER CERTIFICATE. A certificate from the general partners of Seller and from the general partner of Livermore and Rohnert (which is Seller), dated the Closing Date, that on the basis of a review (not an audit) of the latest available accounting records of Seller, consultations with other responsible officers of Seller, and other pertinent inquiries that he or she may deem necessary, he or she has no reason to believe that during the period from the date of the Financial Statements to the Closing Date, except as may otherwise be set forth on any Schedule hereto, there has been any change in the financial condition or results of operations of the Business, except changes incurred in the ordinary and usual course of business during that period that in the aggregate are not materially adverse, and other changes or transactions, if any, contemplated by this Agreement.

                  (l) LEGAL OPINION. Buyer shall have received an opinion from Miller, Starr & Regalia, counsel to Seller, addressed to Buyer in a form reasonably acceptable to Buyer and its counsel.

                  (m) CONSENTS. The consents contemplated by Section 7.2(b).

                  (n) TITLE POLICIES. The Title Policies contemplated by Section
            6.11.

                  (o) SUBSTITUTION AGREEMENT. Copies of the instruments whereby WRI Livermore and WRI Rohnert shall have each consented to the substitution of Buyer as the general partner in each of Livermore and Rohnert, together with countersigned LP-2 Certificates of Amendment as provided in Section 7.1(g), above, executed by WRI Livermore, WRI Rohnert, and Seller, as applicable.

                  (p) OTHER DOCUMENTS. Such other documents as Buyer or its counsel or any lender of Buyer may reasonably request in order to effectuate the transactions contemplated under this Agreement.

         8.4 BUYER'S OBLIGATIONS. Buyer shall deliver to Seller at Closing the following, all in form and substance reasonably satisfactory in all respects to Seller and their counsel:

                  (a) PURCHASE PRICE. The Purchase Price contemplated by Section 2.4, to the extent payable on the Closing.

                  (b) PRELIMINARY CHANGE OF OWNERSHIP FORM; OTHER GOVERNMENTAL FILINGS. A preliminary change of ownership form, if applicable, under California law and a Nonresident Withholding Exemption Certificate for Real Estate Sales, Form 590-RE, if applicable.

                  (c) INDEMNIFICATION AGREEMENT. Counterpart originals of the Indemnification Agreement, duly executed by Buyer.

                  (d) CONTRACT ASSIGNMENTS AND LEASE ASSIGNMENTS. Executed counterparts of the Contract Assignments and the Lease Assignments, assuming the obligations of Seller under the Acquired Contracts and Property Leases thereby assigned.

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                  (e) ASSUMPTION AGREEMENT. An agreement pursuant to which Buyer assumes the obligations for the Assumed Liabilities in the form of Exhibit E attached hereto.

                  (f) PYLE NON-COMPETE AGREEMENT. The Pyle Non-Compete Agreement duly executed by Buyer.

                  (g) SUBSTITUTION AGREEMENT. Copies of the instruments whereby WRI Livermore and WRI Rohnert shall have each consented to the substitution of Buyer as the general partner in each of Livermore and Rohnert, together with countersigned LP-2 Certificates of Amendment as provided in Section 7.1(g) above, executed by Buyer or NC Company, as applicable.

                  (h) HAFENER EMPLOYMENT AGREEMENT. The Hafener Employment Agreement duly executed by Buyer.

                  (i) OTHER AGREEMENTS. Counterparts of such of the closing documents of Seller as shall require acceptance by Buyer including, without limitation, the Hafener Employment Agreement and the Pyle Non-Compete Agreement.

                  (j) RESOLUTIONS. Copies of the text of the resolutions by which the corporate action on the part of Buyer necessary to approve this Agreement and the transaction contemplated herein were taken and a certificate executed on behalf of Buyer by its corporate secretary or one of its assistant corporate secretaries certifying to Seller that such copy is a true, correct, and complete copy of such resolutions and that such resolutions were duly adopted and have not been amended or rescinded.

                  (k) OTHER DOCUMENTS. Such other documents as Seller or their counsel may reasonably request in order to effectuate the transactions contemplated under this Agreement.

         8.5 TRANSFER FEES, TITLE COSTS, AND CLOSING COSTS AND OTHER FEES; PRORATIONS.

                  (a) TITLE POLICY FEES. Seller will pay the entire premium for each Title Policy.

                  (b) DOCUMENTARY TAXES AND TRANSFER TAXES. Seller will pay any documentary transfer tax, stamp tax, real estate conveyance tax or similar tax or fee due and payable in connection with this transaction.

                  (c) RECORDING AND OTHER FEES. Recording fees for the grant deed, if any, will be paid by Seller. Seller shall also pay all fees and expenses, including assumption and transfer fees actually incurred by Seller in obtaining any consents and approvals required to be obtained by Seller under this Agreement or otherwise in consummating the transactions contemplated by this Agreement; (provided nothing herein shall require Seller to pay any cost or incur any expense with respect to (i) HSR Act notification or consent requirements, (ii)
         Buyer's organizational approvals or consents, or (iii) the assumption of any loan or waiver of any due-on sale clause by any lender, and provided, further, that wherever this Agreement may require exercise of "best efforts" to obtain a consent it shall not be deemed

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
         to impose upon Seller a duty to pay any consideration, fee or other sum of an inducement nature to such party).

                  (d) PRORATIONS.

                           (i) TAXES AND  ASSESSMENTS.  Real  estate ad  valorem
                  taxes and assessments, utilities, rents, and payments on Acquired Contracts will be prorated as of the Closing Date, based upon the most current information then available. If, at the Closing, actual tax or assessment information is not available, then, following the Closing and within twenty (20) days of receipt by either Buyer or Seller of the actual tax or assessment information, Buyer and Seller will re-prorate real estate taxes and assessments among themselves and make any necessary adjusting payments.

                           (ii) BASIS OF PRORATIONS. All prorations and/or adjustments called for in this Agreement will be made on the basis of a 30-day month unless otherwise specifically instructed in writing by Seller and Buyer.

                  (e) TAXES. Seller shall pay any sales or similar taxes or assessments relating to the sale of the Acquired Assets by Seller to Buyer.

                  (f) OTHER FEES. Subject to Section 6.2 and except as otherwise specifically provided in this Agreement, each party shall bear its own legal and accounting fees and other expenses relating to the transactions contemplated by this Agreement.

                                    ARTICLE 9
                                   INDEMNITIES

         9.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. Regardless of any investigation at any time made by or on behalf of any party hereto, or of any information any party may have in respect thereof, all representations, and warranties made hereunder or pursuant hereto or in connection with the transactions contemplated hereby shall survive the Closing.

         9.2 NATURE OF STATEMENTS. All statements contained herein, in any Schedule or Exhibit hereto, or in any certificate or other written instrument delivered by or on behalf of Seller, Shareholders, Partners or Buyer pursuant to this Agreement, or in connection with the transactions contemplated hereby, shall be deemed representations and warranties by Seller, Shareholders, Partners, or Buyer, as the case may be.

         9.3 INDEMNIFICATION OF PARTIES. After the Closing, the parties agree that the Indemnification Agreement shall contain the sole and exclusive remedies of the parties hereunder for any breach of any representation or warranty (and certain covenants as referenced in the Indemnification Agreement) made by the parties under this Agreement.

         9.4 ARBITRATION. Except for the provisions of the Indemnification Agreement which shall govern certain rights and remedies of the Parties after Closing, any other dispute, controversy or claim, whether contractual or non-contractual, between Buyer and Seller or Shareholders arising

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directly or indirectly out of or connected with this Agreement,  relating to the breach or alleged breach of any representation, warranty, agreement, or covenant under this Agreement or otherwise relating to this Agreement (including the
Earn-Out   provisions)   unless   mutually   settled  by  Buyer  and  Seller  or
Shareholders,  shall be  resolved  in  accordance  with the  Dispute  Resolution
Procedures attached as EXHIBIT B, except for the Accounting Arbitration procedures which shall apply where applicable.

                                   ARTICLE 10
                              TERMINATION/REMEDIES

         10.1 TERMINATION. This Agreement may be terminated at any time prior to the Closing:

                  (a) By mutual written consent of duly authorized officers of Buyer and Seller;

                  (b) By either Buyer or Seller if the other party breaches any of its material representations, warranties, or covenants contained herein and, if such breach is curable, such breach is not cured within ten (10) business days after notice thereof and the notifying party is not then in a similar breach situation; , subject, however, to the following: (i) Buyer shall not terminate this Agreement or be entitled to any other remedy (other than a Closing Balance Sheet adjustment to the Asset Value) by reason of any breach of representation or warranty by Seller, Partners or Shareholders which is discovered prior to the Closing, unless the loss attributable to such breach exceeds $250,000, in the aggregate; (ii) if the amount at issue in such breach or breaches exceeds $250,000 but is less than $500,000, then Buyer, as Buyer's sole and exclusive remedy, may either cancel this Agreement or require that Seller absorb the first $250,000 of such amount plus one-half of such amount over $250,000 (not to exceed $125,000) as an adjustment to the Purchase Price but only to the extent such adjustments would otherwise not be accounted for by the adjustments of the Asset Value; and (iii) if the amount at issue in such breach or breaches is more than $500,000, then Buyer, as Buyer's sole and exclusive remedy, or Seller as its sole and exclusive remedy, may terminate this Agreement. Upon termination of this Agreement by Buyer or Seller pursuant to Section 10.1(b)(iii), Seller shall pay a termination fee of $250,000 to Buyer.

                  (c) By Buyer, no later than June 22, 1998, if in its sole and absolute discretion it is not satisfied with its due diligence investigation; or

                  (d) By Seller, by June 22, 1998, if it is not satisfied in its sole and absolute discretion that it will receive all consents and approvals set forth in SCHEDULE 4.5 prior to Closing.

         10.2 EFFECT OF TERMINATION. In the event of termination of this Agreement as provided in SECTION 10.1(A), (B), (C) OR (D), this Agreement shall become void and there shall be no liability or further obligation hereunder on the part of Buyer or Seller or their respective shareholders, partners, officers, or directors, except (i) Buyer shall continue to be obligated under its indemnity obligations in Section 6.9 above, (ii) each party shall remain obligated for its obligations under Section 6.5, and

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(iii) the parties  shall have the  obligations  set forth in the Stock  Purchase
Agreement. Without limiting the generality of the foregoing, Seller shall have no liability for the $250,000 termination fee, except such termination fee obligations shall continue if the cancellation is by reason of Seller's election to cancel under Section 10.1(b)(iii) only. If Seller elects to cancel this Agreement pursuant to Section 10.1(b)(iii) and within twelve months of May 1, 1998, Seller or L&R signs a letter of intent or other agreement relating to the acquisition of a material portion of its assets or business, in whole or in part, including the assets of L&R whether through direct purchase, merger, consolidation, or other business combination and such transaction is ultimately consummated, then immediately upon such closing, Seller shall pay Buyer the Break-Up Fee.

         10.3 SELLER' REMEDIES.

                  (a) If Buyer fails to close the transactions contemplated hereby after confirmation of its due diligence review, Seller's, Shareholders', and Partners' sole and exclusive remedy will be to cancel this Agreement, such cancellation to be effective immediately upon such parties giving written notice of cancellation to Buyer.

                  (b) Upon cancellation of this Agreement pursuant to Section 10.3(a), then any obligation of Seller for the Breakup Fee shall be deemed extinguished and canceled and there shall be no further
         liability  on  the  part  of  Buyer  or  Seller  or  their   respective
         shareholders, partners, officers or directors except (i) Buyer shall continue to be obligated under its indemnity obligations under Section
         6.9 above,  (ii) each party shall be obligated for it obligations under
         Section 6.5, (iii) the parties shall have the obligations provided in the Stock Purchase Agreement, and (iv) Buyer shall pay to Seller a $250,000 termination fee, as Sellers's sole and exclusive remedies.

         10.4 BUYER'S REMEDIES.

                  (a) Other than as provided in Section 10.1 hereto, if after June 22, 1998, but prior to the Closing Seller, Shareholders, or Partners fail to perform when due any act required by this Agreement to be performed or otherwise breaches this Agreement in any material respect, then Buyer's sole and exclusive remedy will be to cancel this Agreement, such cancellation to be effective immediately upon Buyer giving written notice of cancellation to Seller.

                  (b) Upon a cancellation of this Agreement pursuant to Section 10.4(a), Seller agrees to pay to Buyer a termination fee of $250,000. In addition, if within twelve months of May 1, 1998, Seller or L&R signs a letter of intent or other agreement relating to the acquisition of a material portion of its assets or business, in whole or in part, including the assets of L&R whether through direct purchase, merger, consolidation, or other business combination and such transaction is ultimately consummated, then immediately upon such closing, Seller shall pay Buyer the Break-Up Fee.

                                   ARTICLE 11
                               GENERAL PROVISIONS

         11.1 NOTICES. All notices, consents, and other communications hereunder shall be in writing and deemed to have been duly given when (a) delivered by hand, (b) sent by telecopier (with receipt confirmed), provided that a copy is mailed by registered mail, postage pre-paid return receipt requested, or (c) when received by the addressee, if sent by Express Mail, Federal Express, or other express delivery service (postage pre-paid return receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate as to itself by notice to the other):

        If to Buyer:                     Monterey Homes Corporation
                                         6613 North Scottsdale Road, Suite 200
                                         Scottsdale, Arizona 85250
                                         Phone: (602) 998-8700
                                         FAX:  (602) 998-9162
                                         Attn: Chief Financial Officer

        With a copy to:                  Snell & Wilmer L.L.P.
                                         One Arizona Center
                                         Phoenix, Arizona 85004-0001
                                         Phone: (602) 382-6252
                                         FAX:  (602) 382-6070
                                         Attn: Steven D. Pidgeon, Esq.

        If to Seller, Hafener, or        Sterling Communities
        SH Capital                       1655 N. Main Street, Suite 240
                                         Walnut Creek, California  94596
                                         Phone:  (925) 935-0823
                                         FAX: (925) 935-0823
                                         Attn:  Mr. Steve Hafener

        If to Pyle or SFI                W. Leon Pyle
                                         3559 South Silver Springs Road
                                         Lafayette, California 94549
                                         Phone (925) 283-7271
                                         Fax:   (925) 283-9026

        With a copy to:                  Miller Starr & Regalia
                                         1331 N. California Blvd., Suite 500
                                         Walnut Creek, California  94596
                                         FAX:  (925) 933-4126
                                         Phone: (925) 935-9400
                                         Attn:  Karl Geier, Esq.

         11.2 COUNTERPARTS. This Agreement may be executed in any number of counterparts, and each counterpart shall constitute an original instrument, but all such separate counterparts shall constitute one and the same agreement.

         11.3 GOVERNING LAW. The validity, construction, and enforceability of this Agreement shall be governed in all respects by the laws of the State of California, without regard to its conflict of laws rules.

         11.4 ASSIGNMENT. This Agreement shall not be assigned by operation of law or otherwise, except that Buyer may assign all or any portion of its rights under this Agreement to any wholly owned subsidiary, but no such assignment shall relieve Buyer or its Corporate Successor (as herein defined) of its primary liability for all obligations of Buyer hereunder, and except that this Agreement may be assigned by operation of law to any corporation or entity (a "Corporate Successor") with or into which Buyer may be merged or consolidated or to which Buyer transfers all or substantially all of its assets, and such corporation or entity assumes this Agreement and all obligations and undertakings of Buyer hereunder. Any assignment in violation of the provisions of this Agreement shall be null and void.

         11.5 GENDER AND NUMBER. The masculine, feminine, or neuter pronouns used herein shall be interpreted without regard to gender, and the use of the singular or plural shall be deemed to include the other whenever the context so requires.

         11.6 SCHEDULES AND EXHIBITS. The Schedules and Exhibits referred to in this Agreement and attached to this Agreement are incorporated in this Agreement by such reference as if fully set forth in the text of this Agreement. At
Closing, Seller shall update all Schedules, specifically identifying any variance from the original Schedules delivered hereunder.

         11.7 WAIVER OF PROVISIONS. The terms, covenants, representations, warranties, and conditions of this Agreement may be waived only by a written instrument executed by the party waiving compliance. The failure of any party at any time to require performance of any provisions hereof shall, in no manner, affect the right at a later date to enforce the same. No waiver by any party of any condition, or breach of any provision, term, covenant, representation, or warranty contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or of the breach of any other provision, term, covenant, representation, or warranty of this Agreement.

         11.8 COSTS. If any legal action or any arbitration or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys' fees, accounting fees, and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

         11.9 AMENDMENT. This Agreement may not be amended except by an instrument in writing approved by the parties to this Agreement and signed on behalf of each of the parties hereto.

         11.10 SEVERABILITY. If any term, provision, covenant, or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remainder of the terms, provisions, covenants, and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired, or invalidated and the court shall modify this Agreement or, in the absence thereof, the parties shall negotiate in good faith to modify this Agreement to preserve each party's anticipated benefits under this Agreement.

         11.11 EXTENT OF OBLIGATIONS. All covenants, representations, warranties, indemnities, and agreements made by Seller, Shareholders, and Partners shall be deemed joint and several as to each of them, except as otherwise provided herein.

         11.12 BINDING  EFFECT.  Subject to the provisions and  restrictions  of
Section 11.4, the provisions of this Agreement are binding upon and will inure to the benefit of the parties and their respective heirs, personal representatives, successors and assigns.

         11.13  CONSTRUCTION.   References  in  this  Agreement  to  "Sections",
"Articles", "Exhibits", and "Schedules" are to the Sections and Articles in, and the Exhibits and Schedules to, this Agreement, unless otherwise noted.

         11.14 TIME PERIODS. Except as expressly provided for in this Agreement, the time for performance of any obligation or taking any action under this Agreement will be deemed to expire at 5:00 o'clock p.m. (Phoenix, Arizona time) on the last day of the applicable time period provided for in this Agreement. If the time for the performance of any obligation or taking any action under this Agreement expires on a Saturday, Sunday or legal holiday, the time for performance or taking such action will be extended to the next succeeding day which is not a Saturday, Sunday or legal holiday.

         11.15 HEADINGS. The headings of this Agreement are for purposes of reference only and will not limit or define the meaning of any provision of this Agreement.

         11.16 ENTIRE AGREEMENT. This Agreement, which includes the following Exhibits and Schedules:

           Exhibit A            Dispute Resolution Procedures
           Exhibit B            Indemnification Agreement
           Exhibit C            Hafener Employment Agreement
           Exhibit D            Pyle Non-Compete Agreement
           Exhibit E            Bill of Sale and Assumption
           Exhibit F            Stock Purchase Agreement
           Schedule 2.1(a)      Sterling Real Property
           Schedule 2.1(b)      Sterling Acquired Contracts
           Schedule 2.1(c)      List of Sterling Approvals, Permits, Etc.
           Schedule 2.1(d)      List of Sterling Equipment, Fixtures,
                                    Furnishings, and other Personal
                                    Property

           Schedule 2.1(f)                  Sterling Prepaid Expenses
           Schedule 2.1(i)(i)               L&R Real Property
           Schedule 2.1(i)(ii)(A) and (C)   L&R Acquired Contracts
           Schedule 2.1(i)(iv)              List of L&R Equipment, Fixtures,
                                                Furnishings, and other Personal
                                                Property
           Schedule 2.1(i)(v)               List of L&R Approvals, Permits, Etc.
           Schedule 2.1(i)(vi)              L&R Prepaid Expenses
           Schedule 2.4(c)(i)               Preliminary Balance Sheet
           Schedule 2.6                     Allocation to Goodwill
           Schedule 3.7                     Buyer's Material Adverse Changes
           Schedule 4.4                     Conflicts
           Schedule 4.5                     Consents and Approvals
           Schedule 4.7                     Ownership Interests
           Schedule 4.8                     Financial Statements
           Schedule 4.9                     Liabilities
           Schedule 4.10                    Seller's Material Adverse Changes
           Schedule 4.11                    Certain Developments
           Schedule 4.12                    Permitted Liens
           Schedule 4.15                    Owned Project Matters
           Schedule 4.16                    New Project Matters
           Schedule 4.17                    Other Project Matters
           Schedule 4.18                    Acquired Contract Matters
           Schedule 4.19                    Warranty Matters
           Schedule 4.20                    Environmental Matters
           Schedule 4.21                    Tax Matters
           Schedule 4.23                    Intellectual Property
           Schedule 4.24                    Litigation
           Schedule 4.25                    Employees
           Schedule 4.26                    ERISA Matters
           Schedule 4.28                    Insurance Policies
           Schedule 4.29                    Affiliate Matters
           Schedule 4.30                    Violations
           Schedule 4.31                    Permits

constitutes the entire agreement between the parties pertaining to the subject matter contained in this Agreement. All prior and contemporaneous agreements, representations and understandings of the parties, oral or written, are superseded by and merged in this Agreement. No supplement, modification or amendment of this Agreement will be binding unless in writing and executed by the parties to this Agreement.

         IN WITNESS WHEREOF, Buyer, Seller, Partners, and Shareholders have caused this Agreement to be executed on the date first written above by their respective officers thereunder duly authorized.

                                 MONTEREY HOMES CORPORATION,
                                 a Maryland corporation

                                 By: /s/ Larry W. Seay
                                    ---------------------------------
                                 Name:   Larry W. Seay
                                      -------------------------------
                                 Title:  Vice President
                                       ------------------------------

                                 STERLING COMMUNITIES,
                                 a California general partnership

                                 By: S.H. CAPITAL, INC., a California
                                     corporation

                                    By: /s/ Steve Hafener
                                       ------------------------------
                                       Steve Hafener, President


                                 By: STERLING FINANCIAL
                                     INVESTMENTS, INC., a California
                                     corporation

                                    By: /s/ W. Leon Pyle
                                       ------------------------------
                                       W. Leon Pyle, President


                                 STERLING FINANCIAL
                                 INVESTMENTS, INC.,
                                 a California corporation

                                 By: /s/ W. Leon Pyle
                                    ---------------------------------
                                 Name:   W. Leon Pyle
                                      -------------------------------
                                 Title:  President
                                       ------------------------------

                                 S.H. CAPITAL, INC.,
                                 a California corporation

                                 By: /s/ Steve Hafener
                                    ---------------------------------
                                 Name:   Steve Hafener
                                      -------------------------------
                                 Title:  President
                                       ------------------------------

                                   /s/ Steve Hafener
                                  -----------------------------------
                                  STEVE HAFENER

                                   /s/ W. Leon Pyle
                                  -----------------------------------
                                  W. LEON PYLE

                                    EXHIBIT A
                          DISPUTE RESOLUTION PROCEDURES


         All claims, disputes and other matters in controversy (herein called "dispute") arising directly or indirectly out of or related to this Agreement, or the breach thereof, whether contractual or noncontractual, and whether during the term or after the termination of this Agreement, shall be resolved exclusively according to the procedures set forth in this EXHIBIT A.

         A. NEGOTIATION. The parties shall attempt to settle disputes arising out of or relating to this Agreement or the breach thereof by a meeting of two designated representatives of each party within five (5) days after a request by either of the parties to the other party asking for the same.

         B. MEDIATION. If such dispute cannot be settled at such meeting either party within five (5) days of such meeting may give a written notice (a "DISPUTE NOTICE") to the other party setting forth the nature of the dispute. The parties shall attempt in good faith to resolve the dispute by mediation in San Francisco, California under the Commercial Mediation Rules of the American Arbitration Association ("AAA") in effect on the date of the Dispute Notice. The parties shall select a person who will act as the mediator under this Paragraph B within 60 days of the date of the Agreement. If the dispute has not been resolved by mediation as provided above within thirty (30) days after delivery of the Dispute Notice, then the dispute shall be determined by arbitration in accordance with the provisions of Paragraph C hereof.

         C. ARBITRATION. Any dispute that is not settled through mediation as provided in Paragraph B above shall be resolved by arbitration in Phoenix, Arizona, governed by the Federal Arbitration Act, 9 U.S.C. ss. 1 et seq, and administered by the AAA under its Commercial Arbitration Rules in effect on the date of the Dispute Notice, as modified by the provisions of this Section C, by a single arbitrator. The arbitrator selected, in order to be eligible to serve, shall be a lawyer with at least 15 years experience specializing in either general commercial litigation or general corporate and commercial matters. In the event the parties cannot agree on a mutually acceptable single arbitrator from the list submitted by the AAA, the AAA shall appoint the arbitrator who shall meet the foregoing criteria. The arbitrator shall base the award on applicable law and judicial precedent and, unless both parties agree otherwise, shall include in such award the findings of fact and conclusions of law upon which the award is based. Judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

         Notwithstanding the foregoing:

                  (a) Upon the application by either party to a court for an order confirming, modifying or vacating the award, the court shall have the power to review whether, as a matter of law based on the findings of fact determined by the arbitrator, the award should be confirmed, modified or vacated in order to correct any errors of law made by the arbitrator. In order to effectuate such judicial review limited to issues of law, the parties agree (and shall stipulate to the court) that the findings of fact made by the arbitrator shall be final and binding on the parties and shall serve as the facts to be submitted to and relied on by the court in determining the extent to which the award should be confirmed, modified or vacated.

                  (b) Either party shall have the right to apply to any court for an order to enforce any of the ownership and confidentiality provisions contained in the Agreement.

         D. COSTS AND ATTORNEYS' FEES. If either party fails to proceed with mediation or arbitration as provided herein or unsuccessfully seeks to stay such mediation or arbitration, or fails to comply with any arbitration award, or is unsuccessful in vacating or modifying the award pursuant to a petition or application for judicial review, the other party shall be entitled to be awarded costs, including reasonable attorneys' fees, paid or incurred by such other party in successfully compelling such arbitration or defending against the attempt to stay, vacate or modify such arbitration award and/or successfully defending or enforcing the award.

         E. TOLLING OF STATUTE OF LIMITATIONS. All applicable statutes of limitations and defenses based upon the passage of time shall be tolled while the procedures specified in this EXHIBIT A are pending. The parties will take such action, if any, required to effectuate such tolling.